Exhibit 10.17

COMMERCIAL INDUSTRIAL LEASE AGREEMENT

PRINCIPAL LIFE INSURANCE COMPANY, AN IOWA CORPORATION, LANDLORD

AND

EVERSPIN TECHNOLOGIES, INC. TENANT

FOR THE PREMISES LOCATED AT:

STONELAKE 1

4030 WEST BRAKER LANE, SUITE 100

AUSTIN, TEXAS 78759

27.	INTENTIONALLY OMITTED	27

28.	TENANT’S ACKNOWLEDGEMENTS	27

29.	WAIVER	27

RIDER TO LEASE		29

EXHIBIT A		31

EXHIBIT A-1		32

EXHIBIT B		34

EXHIBIT B-1		38

EXHIBIT C		40

EXHIBIT D		41

EXHIBIT E		43

EXHIBIT F		44

Square Feet Address:	5,002 Stonelake 1 4030 W. Braker Lane Suite 100 Austin, TX 78759

LEASE AGREEMENT

This Lease Agreement (this “Lease”) is entered into by PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation (“Landlord”), and EVERSPIN TECHNOLOGIES, INC., a Delaware corporation (“Tenant”). The terms referenced in the Basic Lease Information above are hereby incorporated herein by this reference.

BASIC LEASE INFORMATION

Effective Date:	May 18, 2012.

Tenant:	Everspin Technologies, Inc.

Tenant’s Address:	Everspin, Technologies, Inc. 4030 West Braker Lane, Suite 100 Austin, TX 78759

Tenant’s Contact:	Bob Schuch, Director of Finance

Landlord:	Principal Life Insurance Company, an Iowa corporation

Landlord’s Address:	PRINCIPAL LIFE INSURANCE COMPANY 801 Grand Ave. Des Moines, Iowa 50392-1370 Attn: Commercial Real Estate Equities, Central States Region

With a copy to:	Stream Realty Partners, L.P. 400 W. 15th Street, Suite 1250 Austin, TX 78701 Attn: Property Manager of Stonelake

Payments:	All Rent payments shall be sent to: Principal Life Insurance Co. P. O. Box 310300 Property: 010110 Des Moines, Iowa 50331-0300

Building:	The “Building” shall mean the building and improvements located at 4030 West Braker Lane, Building 1, in Austin, Travis County, Texas.

Premises:	Approximately 5,002 rentable square feet as outlined on the plan attached to this Lease as Exhibit “A” and whose street address is 4030 West Braker Lane, Building 1, Suite 100, Austin, TX 78759.

Original Term:	Fifty-one (51) full calendar months (and any partial month, if applicable), beginning on the Commencement Date and ending on the Expiration Date.

Commencement Date:	The later of (i) June 1, 2012, or (ii) Substantial Completion of Landlord’s Work (as those terms are defined in Exhibit B attached hereto).

Expiration Date:	The last day of the fifty-first (51st) full calendar month following the Commencement Date.

Security Deposit:	Five Thousand Two and No/100ths Dollars ($5,002.00).

Rent:

Months	Base Rent PSF/Mo.	Monthly Rent
Months 1-3	$0.85	$0.00	*
Months 4-12	$0.85	$4,251.70
Months 13-24	$0.90	$4,501.80
Months 25-36	$0.95	$4,751.90
Months 37- 51	$1.00	$5,002.00

*       If the Commencement Date is other than the first day of a calendar month, then the first and last months of the abatement period shall be prorated so that Tenant receives three (3) months of abatement. Such abatement shall apply solely to payment of the monthly installments of Base Rent and Operating Expenses (including, without limitation, Taxes), but shall not be applicable to any other charges, expenses or costs payable by Tenant under this Lease. Landlord and Tenant agree that the abatement of rental and other payments contained in this Section is conditional and is made by Landlord in reliance upon Tenant’s faithful and continued performance of the terms, conditions and covenants of this Lease and the payment of all monies due Landlord hereunder. In the event that Tenant defaults under the terms and conditions of the Lease beyond any applicable notice and cure period, the unamortized portion of all conditionally abated rental shall become fully liquidated and immediately due and payable (without limitation and in addition to any and all other rights and remedies available to Landlord provided herein or at law and in equity).

Electricity:	Tenant shall pay for all electrical charges used in the Premises, which charges are not subject to any base year or abatement.

Amount Due on Lease	Initial Monthly Base Rent	$4,251.70
Execution	Initial Monthly Escrows (subject to adjustment)	$1,900.76
	Security Deposit	$5,002.00

	Total Initial Payment	$11,154.46

Permitted Use:	Only for general office uses in keeping with the first-class nature of the Building and for no other purpose without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed. The Premises shall not be used for any use, which is disreputable. No retail sales may be made from the Premises.

Tenant’s Proportionate Share:	23.31%, which is the percentage obtained by dividing the rentable square feet in the applicable Premises by the rentable square feet in the applicable Building (which contains approximately 21,460 rentable square feet of space).

Guarantor:	None

Brokers:	Landlord’s Broker: Stream Realty Partners, L.P. Tenant’s Broker: Aquila Commercial, LLC

1. PREMISES, TERM, INITIAL IMPROVEMENTS, ACCEPTANCE OF PREMISES.

1.1 Premises. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises as more fully depicted on the floor plan attached as Exhibit A-1, subject to the terms and conditions in this Lease. The Premises are part of the Building located on the real property described on Exhibit A (the “Land”). All references to “Building” shall individually and collectively refer to all buildings and Parking Areas (herein defined) on the Land, now and during the lease Term (defined below), unless the context otherwise requires. “Common Areas” will mean all areas, space, facilities, and equipment (whether or not located within the Building) made available by Landlord for the common and joint use of Landlord, Tenant, and others designated by Landlord using or occupying space in the Building or on the Land to the extent that the Common Areas are not expressly made a part of the Premises, and are made available for the use of all tenants in the Building. Landlord hereby grants Tenant a non-exclusive right to use the Common Areas during the lease Term in common with others designated by Landlord, subject to the terms and conditions of this Lease, including, without limitation, the restrictions on intended use and the Rules and Regulations (defined below).

1.2 Term. The lease Term shall begin on the Commencement Date, and end on the Expiration Date (“Original Term”). The Original Term, together with any renewals and extensions, shall be referred to collectively as the “Term.” Following Substantial Completion (defined in Exhibit B), Landlord and Tenant shall execute an instrument specifying the Commencement Date and the Expiration Date of the Original Term. If Tenant occupies the Premises without executing an instrument specifying the Commencement Date and Expiration Date, Tenant shall be deemed to have accepted the Premises for all purposes and the Commencement Date shall be deemed to have occurred on the earlier to occur of: (i) actual occupancy; (ii) the Commencement Date set forth in Section 1.2, or (iii) the date Tenant commences doing business at the Premises if Landlord consents to an early occupancy as set forth in this Lease. Notwithstanding the foregoing, Tenant shall have the right to enter the Premises a minimum of two (2) weeks prior to the Commencement Date to install furniture and fixtures, as further described in Exhibit B, Item 5, contained herein, so long as Tenant does not interfere with any work to be performed by Landlord.

1.3 Initial Improvements. If an Exhibit B is attached to this Lease, Landlord shall construct in the Premises the improvements (the “Initial Improvements” as defined in Exhibit B) described on the plans and specifications referenced on Exhibit B.

1.4 Tenant’s Acceptance of Premises. By occupying the Premises, Tenant accepts the Premises in its “AS-IS, WHERE IS”, subject to any latent defects of which Tenant notifies Landlord within one year after the Commencement Date with all faults condition as of the date of Tenant’s occupancy, subject to completion of punch-lists, if any, relating to the Initial Improvements, if an Exhibit B is attached. If an Exhibit B is not attached, then Tenant accepts the Premises in its “AS-IS, WHERE IS”, subject to any latent defects of which Tenant notifies Landlord within one year after the Commencement Date with all faults condition as of the date of Tenant’s occupancy, and Landlord shall have no obligation to perform or pay for any repair or other work, other than as set forth in this Lease.

2. RENT AND SECURITY DEPOSIT.

2.1 Rent; No Right of Offset. The Base Rent, the Additional Rent and all other payments and reimbursements required to be made by Tenant under this Lease, including any sums due under the attached Exhibit B shall constitute “Rent.” Tenant shall make each payment of the following items of Rent when due, without prior notice, demand, deduction or offset.

2.2 Base Rent. The first monthly installment of Base Rent, plus the other monthly charges set forth in Section 2.3, shall be due on the date Tenant signs the Lease. Monthly installments of Base Rent shall then be due on the first day of each calendar month following the Commencement Date. If the Term begins on a day other than the first day of a month or ends on a day other than the last day of a month, the Base Rent and Additional Rent for each partial month shall be prorated.

2.3 Additional Rent. On the same day that Base Rent is due, Tenant shall pay as “Additional Rent” Tenant’s Proportionate Share of all costs incurred in operating and maintaining the Land, Building and Common Areas (collectively “Operating Expenses”). Tenant also shall pay as “Additional Rent” Tenant’s Proportionate Share of Taxes (defined in Section 3) and all late fees incurred by Tenant.

2.3.1 Operating Expenses.

2.3.1.1 Operating Expenses Inclusions. Operating Expenses shall include all expenses and disbursements of every kind which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, management, operation and maintenance of the Building (including the associated Parking Areas as herein defined) and Land including, but not limited to, the following: (1) Taxes (defined below) and the reasonable cost of any tax consultant employed to assist Landlord In determining the fair tax valuation of the Building and Land; (2) the cost of all utilities which are not billed separately to a tenant of the Building for above-building standard utility consumption; (3) the cost of insurance; (4) the cost of repairs, replacement, property management fees (provided that management fees shall not exceed 4% of gross revenues from the Building) and expenses, landscape maintenance and replacement, security service (if provided), sewer service (if provided), trash service (if provided); (5) the cost of dues, assessments, and other charges applicable to the Land payable to any property or community owner association under restrictive covenants or deed restrictions to which the Premises are subject; (6) the cost of any labor-saving or energy-saving device or other equipment installed in the Building or on the Land, amortized over a period together with an amount equal to interest at an amortization rate on the unamortized balance, which calculation shall be reasonably determined by Landlord in accordance with generally accepted accounting practices; (7) alterations, additions, and improvements made by Landlord to comply with Law (defined below) for which compliance is not required as of the Effective Date; and (8) wages and salaries of personnel up to and including the level of Property Manager, such costs shall be reasonably allocated to reflect time such employees are devoted to the Building (versus other buildings). Any Operating Expenses that are common to some or all of the buildings in the Stonelake project may be equitably apportioned to the Building. For the purpose of determining Tenant’s Proportionate Share of Operating Expenses, “controllable” Operating Expenses shall not increase by more than five percent (5%) per year on a cumulative and compounded basis (for example, if controllable Operating Expenses are $3.00 / rsf in year one, then they shall not exceed $3.15 in year two, $3.31 in year three, $3.48 in year four and so on). It is understood and agreed that controllable Operating Expenses shall not include snow, ice and trash removal, utility expenses, taxes, management fees that are based on a percentage of revenue or expenses (to the extent such percent is not increased), insurance premiums, extraordinary repairs, costs incurred to comply with any governmental requirements for which compliance was not required as of the Effective Date, and any other cost beyond the reasonable control of Landlord except those costs for services which Landlord self-performs. The foregoing cap shall not be applicable miring the first year of the term during any extension or renewal of this Lease (i.e., such cap shall be “reset” during any extension or renewal of this Lease).

2.3.1.2 Operating Expense Exclusions. Operating Expenses shall not include the following (1) any loan costs for interest, amortization, or other payments on loans to Landlord; (2) expenses incurred in leasing or procuring tenants, including, but not limited to leasing commissions, advertising expenses and expenses for renovating of space for new tenants; (3) legal expenses other than those incurred for the general benefit of the Building’s tenants, (4) allowances, concessions, and other costs of renovating or otherwise improving space (except for Common Areas) for occupants of the Building or vacant space in the Building; (5) federal income taxes imposed on or measured by the income of Landlord from the operation of the Building; (6) rents due under ground leases; (7) costs incurred in selling, syndicating, financing, mortgaging, or hypothecating any of Landlord’s interests in the Building, (8) wages and salaries of personnel above the level of Property Manager; (9) the cost to replace the roof and structure (repairs and maintenance of roof and structure are allowable to the extent provided in Item 6 of Section 2.3.1.1 above);(10) costs incurred and reimbursed to Landlord due to violation by any tenant of the terms and conditions of any lease or other rental arrangement covering space in the Stonelake project or any portion thereof; (11) any costs, fines and penalties incurred due to violations by Landlord or any other tenant of the Stonelake project, or their respective agents, employees or contractors, of any governmental rule or authority; (12) reserves; (13) new building artwork (season decorations and flower arrangements are allowable), (14) political contributions, (15) charitable contribution, (16) any costs incurred by Landlord in connection with the abatement of Hazardous Materials, (17) any costs incurred related to maintaining Landlord’s existence as an entity; (18) the cost of any repairs occasioned by eminent domain, whether or not covered by the eminent domain award, and the cost of any repairs to the extent paid for by proceeds of insurance; (19) costs or fees relating to the defense of Landlord’s title to or interest in the Stonelake project; (20) costs incurred by Landlord in connection with construction of the Building or any portion thereof and related facilities or the correction of latent defects in construction of the Building or any portion thereof; (21) costs incurred in providing services which are separately invoiced and charged to Tenant and/or other tenants of the building or Stonelake project; (22) all items and services and goods for which Tenant or any other tenant, occupant, person or other party (including by way of insurance proceeds or warranties) reimburses Landlord or pays third parties; and (23) replacement of the roof and structure.

2.3.1.3 Operating Expense Calculation and Notices. The initial monthly payments for Operating Expenses shall be calculated by taking 1/12 of Landlord’s estimate of Tenant’s Proportionate Share of Operating Expenses for a particular calendar year (or any portion of a year as determined by Landlord). The initial monthly payments are estimates only, and shall be increased or decreased annually to reflect the projected actual Operating Expenses for a particular year. If Landlord fails to give Tenant notice of its estimate of Tenant’s Proportionate Share of Operating Expenses in accordance with this subsection for any calendar year, then Tenant shall continue making Additional Rent payments in accordance with the estimate for the previous calendar year until a new estimate is provided by Landlord. If during any year Landlord determines that, because of an unexpected increase in Operating Expenses or other reasons, Landlord’s estimate of Operating Expenses was too low, then Landlord shall have the right to give a new statement of the estimated Proportionate Share of Operating Expenses due from Tenant for the applicable calendar year or the balance of the estimated amount and to bill Tenant for any deficiencies which have accrued during the calendar year or any portion of the year, and Tenant shall then make monthly payments based on the new statement. Within a reasonable time after the end of each calendar year and the Expiration Date, Landlord shall prepare and deliver to Tenant a statement showing Tenant’s actual Proportionate Share of Operating Expenses for the applicable calendar year, provided that with respect to the calendar year in which the Expiration Date occurs, (1) that the calendar year shall be deemed to have commenced on January 1 of that year and ended on the Expiration Date (the “Final Calendar Year”) and (2) Landlord shall have the right to estimate the actual Operating Expenses allocable to the Final Calendar Year. Unless Tenant makes written exception to any item within sixty (60) days after Landlord furnishes its annual statement (“Final Statement”) of Tenant’s Additional Rent, the statement shall be considered as final and accepted by Tenant. If Tenant’s total monthly payments of its Proportionate Share for the applicable calendar year are more than Tenant’s actual Proportionate Share of Operating Expenses, then Landlord shall retain the excess and credit the amount against Tenant’s future Additional Rent payments. With respect to the Final Calendar Year, Landlord shall pay to Tenant the amount of all excess payments, less any additional amounts then owed to Landlord within thirty (30) days following the date on which Landlord furnishes Landlord’s Final Statement of Tenant’s Additional Rent. If Tenant’s total monthly payments of its Proportionate Share of Operating Expenses for any year are less than Tenant’s actual Proportionate Share of Operating Expenses for that year, Tenant shall pay the difference to Landlord within thirty (30) days after Landlord’s request for payment. There shall be no duplication of costs for reimbursements in calculating Operating Expenses.

Tenant shall have the right to conduct a Tenant’s Review, as hereinafter defined, at Tenant’s sole cost and expense (including, without limitation, photocopy and delivery charges), upon thirty (30) days’ prior written notice to Landlord. “Tenant’s Review” shall mean a review of Landlord’s books and records relating to (and only relating to) the Operating Expenses payable by Tenant hereunder for the most recently completed calendar year (as reflected on Landlord’s Final Statement) by a Certified Public Accountant (“CPA”) reasonably satisfactory to Landlord. Tenant must elect to perform a Tenant’s Review by written notice of such election received by Landlord within sixty (60) days following Tenant’s receipt of Landlord’s Final Statement for the most recently completed calendar year. In the event that Tenant fails to make such election in the required time and manner required or fails to diligently perform such Tenant’s Review to completion, then Landlord’s calculation of Operating Expenses shall be final and binding on Tenant. Tenant hereby acknowledges and agrees that even if it has elected to conduct a Tenant’s Review, Tenant shall nonetheless pay all Operating Expenses to Landlord, subject to readjustment. Tenant further acknowledges that Landlord’s books and records relating to the Building may not be copied in any manner, are confidential, and may only be reviewed at a location reasonably designated by Landlord; but Landlord will make such records available within the metropolitan area in which the Premises is located. Tenant shall provide to Landlord a copy of Tenant’s Review as soon as reasonably possible after the date of such Review. If Tenant’s Review reflects a reimbursement owing to Tenant by Landlord, and if Landlord disagrees with Tenant’s Review, then Tenant and Landlord shall jointly appoint an auditor to conduct a review (“Independent Review”), which Independent Review shall be deemed binding and conclusive on both Landlord and Tenant. If the Independent Review results in a reimbursement owing to Tenant equal to five percent (5%) or more of the amounts reflected in the Final Statement, the costs of the Tenant’s Review and independent Review shall be paid by Landlord. Under no circumstances shall Tenant conduct a review of Landlord’s books and records whereby the auditor operates on a contingency fee or similar payment arrangement. Any such reviewer must sign a commercially reasonable non-disclosure, non-solicitation, and confidentiality agreement.

2.3.1.4 Grossed-Up Operating Expenses. If during any year the Building is less than one hundred percent (100%) occupied, then, for purposes calculating Tenant’s Proportionate Share of Operating Expenses for year, the amount of Operating expenses that fluctuates with Building occupancy shall be “grossed-up” to the amount which, in Landlord’s reasonable estimation, it would have been had the Building been one hundred percent (100%) occupied for that entire year. In the event that Landlord, in calculating the Operating Expenses of the Building,

“grosses-up” the Operating Expenses that fluctuate with Building occupancy incurred during the year in question, then Landlord agrees that the “gross-up” of Expenses shall be limited to Operating Expenses that fluctuate with Building occupancy and the following items of Operating Expenses shall not be adjusted in the “gross-up” calculation: (1) Taxes, (2) amortized capital improvements costs, (3) insurance premiums, (4) landscaping expenses, and (5) any other fixed-cost items that are not subject to fluctuation based on occupancy. By way of example and not limitation, janitorial expenses and utility costs are subject to this grossing up clause (and real estate taxes are not grossed up).

2.3.2 Late Fee. If any Rent or other payment required of Tenant under this Lease is not paid when due, Landlord may charge Tenant, and Tenant shall pay upon demand a fee equal to five percent of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. All such fees shall be Additional Rent. Tenant shall be entitled to written notice and a five (5) day cure period on one occasion during any twelve (12) month period before the late fee is assessed.

2.4 Initial Monthly Rent. The amounts of the Initial monthly Base Rent and Additional Rent for Tenant’s Proportionate Share of Operating Expenses and Taxes are set forth in the Summary of Lease Terms.

2.5 Security Deposit. Tenant shall deposit the Security Deposit with Landlord on the date this Lease is executed by Tenant, which shall be held by Landlord to secure Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages for an Event of Default (defined below). Landlord may use any portion of the Security Deposit to satisfy Tenant’s unperformed obligations under this Lease, to reimburse Landlord for performing any such obligations or to compensate Landlord for its damages arising from Tenant’s failure to perform its obligations, without prejudice to any of Landlord’s other remedies. If so used, Tenant shall, upon request, pay Landlord an amount that will restore the Security Deposit to its original amount. The Security Deposit shall be Landlord’s property. Tenant shall not be entitled to interest on any security deposit amount and Landlord may commingle such Security Deposit with any other of its funds. Tenant agrees that it will not assign or encumber or attempt to assign or encumber the monies deposited with Landlord as the Security Deposit and that Landlord and its successors and assigns shall not be bound by any such actual or attempted assignment or encumbrance. The unused portion of the Security Deposit will be returned to Tenant within forty-five (45) days after the later of the Expiration Date or the date on which Tenant surrenders the Premises, provided that Tenant has fully and timely performed its obligations under this Lease.

3. TAXES

3.1 Real Property Taxes. The term “Taxes” shall include all taxes, margin taxes, assessments and governmental charges that accrue against the Premises, the Land, and the Building, whether federal, state, county, or municipal, and whether imposed by taxing or management districts or authorities presently existing or hereafter created. Landlord shall pay the Taxes, and Tenant shall pay Landlord for Tenant’s Proportionate Share of the Taxes. If, during the Term, there is levied, assessed or imposed on Landlord a capital levy or other tax directly on the Rent; or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon the Rent; then all such taxes, assessments, levies or charges, or any part so measured or based, shall be included within the term “Taxes.” If the Building is occupied by more than one tenant and the cost of any improvements constructed in the Premises for Tenant is disproportionately higher than the cost of improvements constructed in the premises of other tenants of the Building, then Landlord may require that Tenant pay the amount of Taxes attributable to such improvements in addition to its Proportionate Share of other Taxes. In determining whether the cost of any improvements constructed in the Premises for Tenant is disproportionately higher than the cost of improvements constructed in the premises of other tenants of the Building, Landlord will consider factors including, but not limited to, the following: (1) percentage of office finish of the Premises, (2) levels of office finish, (3) and other differing and distinguishing factors between the improvements constructed in the Tenant’s Premises and the improvements constructed in the premises of other tenants which Landlord reasonably determines impact the assessed value of the Taxes.

3.2 Personal Property Taxes. Tenant shall before delinquency pay all taxes and assessments levied or assessed against any personal property, trade fixtures or alterations placed in or about the Premises; and upon Landlord’s request, deliver to it receipts from the applicable taxing authority or other evidence acceptable to Landlord to verify that the taxes have been paid. If any such taxes are levied or assessed against Landlord or its property, and (1) Landlord pays them or (2) the assessed value of Landlord’s property is increased and Landlord pays the increased taxes, then Tenant shall pay to Landlord the amount of all such taxes within ten (10) days after Landlord’s request for payment. All such amounts shall bear interest from the date paid by Landlord to the applicable taxing authority until reimbursed by Tenant at the rate set forth in Section 24.13.

4. LANDLORD’S MAINTENANCE AND REPAIR OBLIGATIONS.

4.1 General. This Lease is intended to be a net lease. Landlord’s maintenance obligations shall be limited to only the maintenance, repair and replacement of the Building’s roof, foundation, and any common areas, including but not limited to the elevators, lobbies and restrooms, maintenance of the Land (including but not limited to the maintenance and replacement of landscaping, Parking Areas, and sidewalks) and maintenance of the structural members of the exterior walls (collectively the “Building’s Structure and Common Areas “). Landlord shall not be responsible for: (1) any such maintenance until Tenant delivers to Landlord written notice of the need for maintenance, or (2) non-structural repairs to interior columns of the Building located within the Premises. The Building’s Structure and Common Areas do not include skylights, windows, glass or plate glass, doors, special storefronts or office entries, all of which shall be maintained by Tenant. Except for maintaining the Building’s Structure and Common Areas, Landlord shall not be required to maintain or repair at Landlord’s expense any other portion of the Premises, except for those repairs needed due to Landlord’s willful misconduct or negligence. Landlord shall maintain and repair the Building in a manner consistent with other comparable buildings in the Austin market. LANDLORD’S LIABILITY FOR ANY DEFECTS, REPAIRS, REPLACEMENT OR MAINTENANCE FOR WHICH LANDLORD IS RESPONSIBLE UNDER THIS LEASE SHALL BE LIMITED TO THE COST OF PERFORMING SUCH WORK. Any above Building-standard services supplied by Landlord to or for the benefit of Tenant shall be paid by Tenant in addition to Operating Expenses.

5. TENANT’S MAINTENANCE AND REPAIR OBLIGATIONS

5.1 Tenant’s Maintenance of the Premises. Tenant shall maintain all parts of the Premises except for maintenance work for which Landlord is expressly responsible for under Section 4 in good condition and shall promptly make all necessary repairs and replacements to the Premises. All repairs and replacements performed by or on behalf of Tenant shall be performed in a good and workmanlike manner acceptable in all respects to Landlord, and in accordance with Landlord’s standards applicable to alterations or improvements performed by Tenant.

5.2 Tenant’s Maintenance of the Common Areas. Tenant shall pay its Proportionate Share for Landlord to maintain the Common Areas, including, without limitation, the Parking Areas, truck courts, driveways, alleys and grounds surrounding the Premises in a clean and sanitary condition, consistent with the reasonable operation of a first-class office/warehouse building. Tenant’s maintenance obligations shall specifically exclude, the prompt maintenance, repair and replacement of (1) the exterior of the Building, including painting, (2) the irrigation sprinkler systems and sewage lines, and (3) any other items reasonably associated with the foregoing. Tenant shall repair and pay for any damage caused by a Tenant Party (defined below) or caused by any failure by Tenant to perform obligations under this Lease. Tenant and any Tenant Party shall not do anything that would inhibit or prevent other tenants’ use and enjoyment of the Common Areas. Tenant shall be responsible only for maintenance of all interior improvements to the Premises (excluding all exterior walls) but including interior lights, HVAC equipment serving the Premises, and all other interior fixtures and improvements.

5.3 HVAC System. Landlord shall deliver the HVAC System, as hereinafter defined, as well as the Building systems servicing the Premises, to Tenant in good working order and repair. Tenant shall maintain, the heating, air conditioning and ventilation equipment and system and the hot water equipment (collectively the “HVAC System”) in good repair and condition and in accordance with Law and with the equipment manufacturers’ suggested operation/maintenance service program. Such obligation shall include the replacement of all equipment necessary to maintain the HVAC System servicing the Premises in good working order. Within thirty (30) days after the Commencement Date, Tenant shall deliver to Landlord copies of contracts entered into by Tenant for regularly scheduled preventive maintenance and service contracts for the HVAC System, each contract in a form and substance and with a contractor reasonably acceptable to Landlord. At least fourteen (14) days before the Expiration Date, the earlier termination of this Lease, or the termination of Tenant’s right to possess the Premises, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the HVAC System is then in good repair and working order.

Landlord will warrant all HVAC systems for a period of six (6) months following the Commencement Date and shall be responsible for any and all repair/replacement (but not Tenant’s quarterly maintenance charges) costs during such period (except for damage caused by Tenant’s failure to properly maintain the HVAC system or the negligence of Tenant or its agents, employees or contractors). In the event that the HVAC unit servicing the Premises requires replacement at any time during the Term after such six month period, as evidenced by a written report from Tenant’s service provider, Tenant shall reimburse Landlord for the portion of the replacement cost for such existing HVAC Unit (the “Replacement Cost”) equal to the product obtained by multiplying the Replacement Cost by a fraction, the numerator of which shall be the number of days subsequent to the installation of such unit until and including the last day of the Term, and the denominator of which shall be 3,650 (which is the number of days in a ten year useful life for such unit). Such replacement must also be due to ordinary wear and tear (and not due to any misuse or abuse of the unit by Tenant or failure of Tenant to properly maintain the unit). All such replacements will be subject to Landlord’s written approval of the same. Tenant shall pay Tenant’s portion of such Replacement Costs as Additional Rent on a monthly basis based amortized at a 9% annual rate of interest over the remainder of the term of this Lease.

5.4 Landlord’s Optional Performance of Tenant’s Obligations. Landlord has the right, but not the obligation, to perform or provide any maintenance, repairs or replacements to be performed by Tenant under Section 5 and to provide any utility service that Tenant is required to provide under Section 8 below, upon ten (10) days prior written notice to Tenant. If Tenant fails to perform or provide any maintenance, repairs or replacements to be performed by Tenant under Section 5 or to provide any utility service which Tenant is required to provide under Section 8 below, and should Landlord elect to do so after the notice period set forth in the preceding sentence, then Tenant shall reimburse Landlord for all expenses and costs incurred by Landlord in performing Tenant’s obligations plus an additional five percent such amount to compensate Landlord for the overhead and administrative costs relating to the performance of all such obligations. All such amounts owing pursuant to this Section 5 shall be deemed Rent under this Lease, which Tenant shall pay Landlord within ten (10) days after Landlord’s request for payment.

6. ALTERATIONS BY TENANT.

6.1 No Tenant Alterations. Tenant shall not make any changes, modifications, alterations, additions or improvements to the Premises, or install any heat or cold generating equipment, or other equipment, machinery or devices in the Premises or any other part of the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Provided that (i) Tenant is not then in default beyond any applicable notice, cure or grace period, (ii) Tenant provides prior written notice to Landlord of the proposed work, (iii) Tenant complies with all laws, insurance requirements and lien covenants, (iv) the proposed work is decorative and does not affect the Building’s structure or the electrical, mechanical, plumbing, or life/safety systems of the Building, and (vi) no building permit (or similar permit) is required, and (vi) the aggregate (per project) cost of such work does not exceed $1,000.00, then Landlord’s consent shall not be required.

6.2 Requirements for Landlord’s Written Consent. Landlord shall not be required to notify Tenant of whether it consents to any alterations until it has received plans and specifications (if required) which are reasonably detailed to allow construction of the work depicted in them to be performed in a good and workmanlike manner, and Landlord has had a reasonable opportunity to review them. Without in any way limiting Landlord’s rights to refuse its consent to Tenant’s proposed alterations, if Landlord consents in writing to Tenant’s proposed alterations, then Landlord’s consent shall be conditioned without limitation on all of the following: (1) Landlord’s approval of the contractor making the alterations and approving each contractor’s insurance coverage provided in connection with the alterations, (2) Landlord’s supervision of the installation, (3) Landlord’s approval of final plans and specifications for the alterations, (4) the appropriate governmental agency, if any, having final and complete plans and specifications for such work, and (5) Landlord’s determination of whether any alterations to the Premises, or installations of any equipment would do any of the following: (i) affect structural or load bearing portions of the Premises or the Building, (ii) result in a material increase of electrical usage above the normal type of amount of electrical current to be provided by Landlord, (iii) impact mechanical, electrical or plumbing systems in the Premises or the Building, (iv) negatively affect areas of the Premises that can be viewed from Common Areas, or (v) violate any provision in Sections 13 or 26 of this Lease or Exhibit B, attached hereto. If the alterations will affect the Building’s Structure and Common Areas, HVAC System, or mechanical, electrical, or plumbing systems, then the plans and specifications must be prepared by a licensed engineer. Landlord’s approval of any plans and specifications shall not be a representation that the plans or the work depicted in them will comply with any applicable Law (defined below) or be adequate for any purpose, but shall merely be

Landlord’s consent to Tenant’s installation of the alterations. Landlord shall have the right, but not the obligation, to periodically inspect the work in the Premises with 24 hours prior written notice to Tenant and may require changes in the method or quality of the work if Tenant has not complied with the provisions hereof. If Landlord’s consent is granted, any such Alterations shall be made at Tenant’s sole cost and expense.

6.3 Tenant’s Obligations. Upon completion of any Alteration, Tenant shall deliver to Landlord accurate, reproducible “as-built” plans. If Tenant has not delivered to Landlord the as-built drawings within thirty (30) days of completion of the alterations, Landlord may contract for production of as-built drawings at Tenant’s sole cost and expense by providing Tenant five (5) business days written notice of Landlord’s intent to contract for such drawings. Tenant shall reimburse Landlord for such costs within ten (10) days of Landlord’s request for payment. All work performed by Tenant in the Premises, including work relating to the alterations or their repair, shall be performed in a good and workmanlike manner in accordance with Law (defined below) and with Landlord’s and Landlord’s insurance carriers’ specifications and requirements.

6.4 Ownership of Alterations. Upon the Expiration Date or earlier termination of this Lease, Tenant shall return the Premises to Landlord clean and in the condition existing at the time Tenant took possession of the Premises, except for: (1) ordinary wear and tear, (2) damage that Landlord has the obligation to repair under the terms of this Lease, (3) all changes, modifications, alterations, additions or improvements that Tenant does not have the obligation to remove under the terms of this Section 6.4, and (4) damage by casualty. Except as provided below, all changes, modifications, alterations, additions or improvements and property at the Premises (including wall to wall carpeting, paneling or other wall covering and any other surface material attached to or affixed to the floor, wall or ceiling of the Premises) will remain in and be surrendered with the Premises upon the Expiration Date or earlier termination of this Lease, and Tenant waives all rights to any payment, reimbursement or compensation for the property that must remain at the Premises in accordance with this subsection. Tenant must, however, remove from the Premises prior to the Expiration Date or earlier termination of this Lease any changes, modifications, alterations, additions or improvements that Landlord has designated for removal at the time of Landlord’s written approval of such changes, modifications, alterations additions or improvements. Tenant shall only have to remove alterations for which Landlord notifies Tenant of such removal at the time of Landlord’s approval. Tenant shall not be required to remove from the Premises any of the changes, modifications, alterations, additions or improvements that are contemplated in Exhibit “B” or those that do not require Landlord’s approval. Tenant must promptly repair any damage to the Premises caused by its removal of personal property changes, modifications, alterations, additions or improvements.

6.5 Trade Fixtures. Tenant may erect shelves, bins, machinery and trade fixtures provided that such items (I) do not alter the basic character of the Premises or the Building; (2) do not overload or damage the same; and (3) may be removed without damage to the Premises. Unless Landlord specifies in writing otherwise, all alterations, additions, and improvements shall be Landlord’s property when installed and remaining in the Premises on the Expiration Date. Tenant shall have the right to remove trade fixtures, etc. upon the expiration or earlier termination of the Lease provided that Tenant repair any damage caused by such removal.

6.6 Construction Management Fee. In connection with any such Alteration, Tenant shall pay to Landlord a “Construction Management Fee” of five percent (5%) of all costs incurred for such work.

7. SIGNS.

7.1 Premises’ Exterior. Tenant shall not without Landlord’s prior written consent (1) make any changes to the exterior of the Premises or the Building, (2) install any exterior lights, decorations, balloons, flags, pennants, banners or paintings, (3) erect or install any signs, windows, blinds, draperies, window treatments, bars, security installations, or door lettering, decals, window or glass-front stickers, placards, decorations or advertising media of any type that is visible from the exterior of the Premises. As to (3) only, such consent shall not be unreasonably withheld, delayed or conditioned.

7.2 Requirements for Landlord’s Written Consent. Landlord shall not be required to notify Tenant in writing of whether it consents to any sign until Landlord (1) has received detailed, to-scale drawings specifying the design, material composition, color scheme, and method of installation, and (2) has had ten (10) days to review them. Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent.

7.3 Sign Requirements. Signs and lettering will generally be as reflected in Exhibit E, if applicable. Tenant shall erect any signs in accordance with the plans and specifications, in a good and workmanlike manner, in accordance with all Laws and architectural guidelines in effect for the area in which the Building is located and will obtain all requisite approvals (the “Sign Requirements”), and in a manner so as not to unreasonably interfere with the use of the Building grounds while such construction is taking place; thereafter, Tenant shall maintain the sign in a good, clean, and safe condition in accordance with the Sign Requirements.

7.4 Sign Removal. After the Expiration Date or earlier termination of this Lease or after Tenant’s right to possess the Premises has been terminated pursuant to Section 20, Landlord may require that Tenant remove the sign by delivering to Tenant written notice within thirty (30) days after the termination of the Lease. If Landlord so requests, Tenant shall within ten (10) days after Tenant’s receipt of the notice remove the sign, repair all damage caused by the sign and its installation and removal, and restore the Building to its condition before the installation of the sign including, but not limited to, making the following restoration and repair work: hole punching, electrical work, and repair of Building exterior discoloration or fading made noticeable by removal of the signage. If Tenant fails timely to remove the sign and perform the repair work, Landlord may, without compensation to Tenant, (1) use the sign, or (2) at Tenant’s expense, remove the sign, perform the related restoration and repair work, and dispose of the sign in any manner Landlord deems appropriate.

8. UTILITIES. Tenant shall obtain and pay for all electricity, heat, telephone, used at the Premises, together with any taxes, penalties, surcharges, maintenance charges, and similar charges pertaining to Tenant’s use of the Premises. Tenant shall heat the Premises as necessary to prevent any freeze damage to the Premises or any portion. Tenant’s use of electric current shall at no time exceed the capacity of the feeders or lines to the Building or the risers or wiring installation of the Building or the Premises. Landlord may, at Tenant’s expense, separately meter and bill Tenant directly for its use of any such utility service, in which case the amount separately billed to Tenant for Building standard utility service shall not be duplicated in Tenant’s obligation to pay Additional Rent under Section 2.3. Landlord shall not be liable for any interruption or failure of utility service to the Premises, unless such interruption is the result of Landlord’s gross negligence or willful misconduct, and Tenant shall not be entitled to any abatement or reduction of Rent by reason of any interruption or failure of utilities or other services to the Premises. Any interruption or failure in any utility or service shall not be construed as an eviction, constructive or actual of Tenant or as a breach of the implied warranty of suitability, and shall not relieve Tenant from the obligation to perform any covenant or agreement under this Lease. In no event shall Landlord be liable for damage to persons or property, including, without limitation, business interruption, damages, or shall Landlord be in default under this Lease, as a result of any such interruption or failure. All amounts due from Tenant under this Section 8 shall be payable within ten (10) days after Landlord’s request for payment.

Notwithstanding anything to the contrary contained in this Section 8, if an interruption or termination of utility service results from the gross negligence or willful misconduct of Landlord or any of its employees, agents or contractors and continues for at three (3) business days after such interruption or cessation, Rent shall thereafter be abated for the period which commences on the fourth (4th) business day of such interruption or cessation and ends on the date such utility service is restored.

9. INSURANCE BY TENANT. Tenant shall, during the Lease Term, procure at its expense and keep in force the following insurance:

9.1 Tenant’s Liability Insurance. Commercial general liability insurance against any and all claims for bodily injury and property damage occurring in, or about the Premises arising out of Tenant’s use and occupancy of the Premises. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of One Million Dollars ($1,000,000). Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord’s insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this lease.

9.2 Tenant’s Property Insurance. Personal property insuring all equipment, trade fixtures, inventory, fixtures, and personal property located on or in the Premises for perils covered by the causes of loss—special form (all risk) and in addition, coverage for flood, wind, earthquake, terrorism and boiler and machinery (if applicable). Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing.

9.3 Business Interruption Insurance. Business interruption and extra expense insurance in such amounts to reimburse Tenant for direct or indirect loss attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or the Building as result of such perils.

9.4 Workers’ Compensation/Employers Liability Insurance. To the extent required in the State of Texas, workers’ compensation insurance in accordance with statutory law.

9.5 Increase in Coverage. Following the initial term of this Lease and on not more than one (1) occasion during any three (3) year period thereafter, Landlord may, by notice to Tenant, require an increase in policy limits or require that Tenant carry other forms of insurance; provided that the same are commercially reasonable and in keeping with the insurance requirements of owners of similar properties in the applicable submarket in which the Premises is located.

9.6 General Requirements. The policies required to be maintained by Tenant shall be with companies rated A- X or better by A.M. Best. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the USA. Any deductible amounts under any insurance policies required hereunder shall not exceed $10,000, unless Tenant has a tangible net worth in excess of $10,000,000 as evidenced by financial statements supplied to Landlord. Certificates of insurance (certified copies of the policies may be required) shall be delivered to Landlord prior to the Commencement Date and annually thereafter at least thirty (30) days prior to the policy expiration date, which shall identify Landlord, Landlord’s property management company and any applicable lender as additional insureds. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease. Each policy of insurance shall require that the insurer shall use their best efforts to provide notification to Landlord at least thirty (30) days prior to any cancellation or modification to reduce the insurance coverage.

9.7 Failure to Maintain. In the event Tenant does not purchase the insurance required by this lease or keep the same in full force and effect, Landlord may, but shall not be obligated to purchase the necessary insurance and pay the premium, after five (10) days written notification to Tenant of Landlord’s intention. The Tenant shall repay to Landlord, as additional rent, the amount so paid promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as additional rent, any and all reasonable expenses (including attorneys’ fees) and damages which Landlord may sustain by reason of the failure to Tenant to obtain and maintain such insurance.

9.8 Landlord’s Insurance. Landlord shall keep in force during the Term insurance in such other amounts and coverages as Landlord or its lenders and/or beneficiaries deem appropriate and commercially reasonable. Without limitation to the generality of the foregoing, Landlord shall keep in full force and effect insurance in at least the following minimum types and levels:

(1) Fire, extended coverage and vandalism and malicious mischief insurance insuring the Building and related improvements;

(2) A commercially reasonable policy of Commercial General Liability insurance with limits substantially consistent with similar buildings in the applicable submarket; and

(3)	Such other insurance as Landlord deems necessary in its sole and absolute discretion.

All insurance policies shall be issued in the names of Landlord and Landlord’s lender, and any other party reasonably designated by Landlord as an additional insured, as their interests appear. The insurance policies shall provide that any proceeds shall be made payable to Landlord, or to the holders of mortgages or deeds of trust encumbering Landlord’s interest in the Premises or Project, or to any other party reasonably designated by Landlord as an additional insured, as their interests shall appear. All insurance premiums for Landlord’s insurance shall be included in Operating Expenses.

10. SUBROGATION OF RIGHTS OF RECOVERY. Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties’ property, to the extent that such loss or damage is insured by an insurance policy (or in the event either party elects to self insure any property coverage required) required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer whereby the insurer waives its rights of subrogation against the other party. The provisions of this clause shall not apply in those instances in which waiver of subrogation would cause either party’s insurance coverage to be voided or otherwise made uncollectible.

11. CASUALTY DAMAGE.

11.1 Total Destruction. Tenant immediately shall give written notice to Landlord of any damage to the Premises, the Building, or the Land. If the Premises, the Building, or the Land are totally destroyed by an insured peril, or so damaged by an insured peril that, in Landlord’s insurance appraiser’s estimation, rebuilding or repairs cannot be substantially completed (exclusive of leasehold improvements Tenant makes) within one-hundred and eighty (180) days after the date of Landlord’s actual knowledge of the damage, then Landlord may terminate this Lease by delivering to Tenant written notice of termination within thirty (30) days after the damage. If the Premises, the Building, or the Land are totally destroyed by an insured peril, or so damaged by an insured peril that, in Landlord’s appraiser’s estimation, rebuilding or repairs cannot be substantially completed (exclusive of leasehold improvements Tenant makes) within one-hundred and eighty (180) days after the date of Landlord’s actual knowledge of the damage, then Landlord may, at its expense, relocate Tenant to space reasonably comparable to the Premises, at no increased financial obligation to the Tenant, provided that Landlord notifies Tenant of its intention to do so in a written notice delivered to Tenant within thirty (30) days after the damage. Such relocation may be for a portion of the remaining Term or the entire Term. Landlord shall complete any such relocation within ninety (90) days after Landlord has delivered such written notice to Tenant.

If the Premises, the Building, or the Land are totally destroyed by an insured peril, or so damaged by an insured peril that, in Landlord’s estimation, rebuilding or repairs cannot be substantially completed (exclusive of leasehold improvements Tenant makes) within one-hundred and eighty (180) after the date of Landlord’s actual knowledge of the damage, and if Landlord does not elect to relocate Tenant following such damage to the Premises or the Building, and a Tenant Party did not cause such damage, then Tenant may terminate this Lease by delivering to Landlord written notice of termination within fifteen (15) days following the date on which Landlord notifies Tenant in writing of the estimated time for the restoration. Notwithstanding the foregoing, Tenant may not terminate the Lease if a Tenant Party caused the damage.

In either event, the Rent shall be abated during the unexpired portion of this Lease, effective upon the date the damage occurred. Time is of the essence with respect to the delivery of all notices of damage and termination. Notwithstanding the foregoing, the Rent shall not be abated if a Tenant Party caused the damage or if Tenant falls to keep in force the insurance describes in Section 9 above, except to the extent that Landlord actually receives proceeds from rental interruption insurance applicable this Lease.

11.2 Restoration of Premises. Subject to Section 11.3, if this Lease is not terminated under Section 11.1, (or if the Building or the Premises are damaged but not totally destroyed by any insured peril, and in Landlord’s estimation, rebuilding or repairs can be substantially completed within one-hundred and eighty (180) days after the date of Landlord’s actual knowledge of such damage, in which event this Lease shall not terminate), then Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the alterations, other improvements, or personal property required to be covered by Tenant’s insurance under Section 9. If the Premises are untenantable, in whole or in part, during the period beginning on the date the damage occurred and ending on the date of substantial completion of Landlord’s repair or restoration work (the “Repair Period”), then the rent for that period shall be reduced to such extent as may be fair and reasonable under the circumstances and the Term shall be extended by the number of days in the Repair Period, provided that the Rent shall be abated only to the extent Landlord is compensated for all Rent amounts by the insurance described in Section 9 above. Notwithstanding the foregoing, the Rent shall not be abated if Tenant Party caused the damage or if Tenant fails to keep in force the insurance described in Section 9 above.

11.3 Insurance. If the Premises are destroyed or substantially damaged by any peril not covered by the insurance maintained by Landlord or any Landlord’s Mortgagee (defined below) requires that insurance proceeds be applied to the indebtedness secured by its Mortgage (defined below) or to the Primary Lease (defined below) obligations, or the insurance proceeds available to Landlord to restore the building are insufficient in Landlord’s opinion, then Landlord may terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days of the later of the date upon which any destruction or damage incurred, or the date upon which Landlord learns there are not enough insurance proceeds, or Landlord learns of any such requirement by any Landlord’s Mortgagee, as applicable. In the event Landlord terminates the Lease, all rights and obligations hereunder shall cease and terminate, except for any liabilities of Tenant, which accrued before the Lease terminates.

12. LIABILITY, INDEMNIFICATION, AND NEGLIGENCE.

12.1 TENANT’S INDEMNITY OF LANDLORD. SUBJECT TO SECTION 12.2 TENANT SHALL INDEMNIFY, DEFEND, AND HOLD HARMLESS THE INDEMNIFIED PARTIES (AS DEFINED IN SECTION 24.1) FROM AND AGAINST ALL FINES, SUITS, LOSSES, COSTS, LIABILITIES, CLAIMS, DEMANDS, ACTIONS AND JUDGMENTS OF EVERY KIND OR CHARACTER (1) ARISING FROM TENANT’S FAILURE TO PERFORM ITS COVENANTS UNDER THIS LEASE, (2) RECOVERED FROM OR ASSERTED AGAINST ANY OF THE INDEMNIFIED PARTIES ON ACCOUNT OF ANY LOSS (DEFINED BELOW IN SECTION 12.2) TO THE EXTENT THAT ANY SUCH LOSS MAY BE INCIDENT TO, ARISE OUT OF, OR BE CAUSED. WHOLLY OR IN PART, BY A TENANT PARTY (DEFINED BELOW IN SECTION 24.1) OR ANY OTHER PERSON ENTERING UPON THE PREMISES UNDER OR WITH A TENANT PARTY’S EXPRESS OR IMPLIED INVITATION OR PERMISSION, (3) ARISING FROM OR OUT OF TENANT’S OCCUPANCY OR USE OF THE PREMISES, OR (4) ARISING FROM THE NEGLIGENCE, OF TENANT OR ITS AGENTS, EMPLOYEES, SUBLESSEES, ASSIGNEES OR CONTRACTORS. INDEMNIFICATION OF THE INDEMNIFIED PARTIES BY TENANT SHALL NOT APPLY TO THE EXTENT SUCH LOSS DAMAGE, OR INJURY IS CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THE INDEMNIFIED PARTIES OR THE BREACH OF THIS LEASE BY LANDLORD.

12.2 LIABILITY. THE INDEMNIFIED PARTIES (AS DEFINED IN SECTION 24.1) SHALL NOT BE LIABLE TO THE TENANT PARTIES FOR ANY INJURY TO OR DEATH OF ANY PERSON OR PERSONS OR THE DAMAGE TO OR THEFT, DESTRUCTION, LOSS, OR LOSS OF USE OF ANY PROPERTY OR INCONVENIENCE (COLLECTIVELY AND INDIVIDUALLY A “LOSS”) CAUSED BY CASUALTY, THEFT, FIRE, THIRD PARTIES, REPAIR, OR FAILURE TO REPAIR, OR ALTERATION OF ANY PART OF THIS BUILDING, OR ANY OTHER CAUSE, UNLESS DUE TO THE NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PARTY, IN WHOLE OR IN PART.

12.3 LANDLORD’S INDEMNITY OF TENANT. SUBJECT TO APPLICABLE WAIVERS OF SUBROGATION, OTHER WAIVERS AND LIMITATIONS ON LIABILITY, LANDLORD SHALL INDEMNIFY, DEFEND, AND HOLD HARMLESS THE TENANT PARTIES FROM AND AGAINST ALL FINES, SUITS, LOSSES, COSTS, LIABILITIES, CLAIMS, DEMANDS, ACTIONS AND JUDGMENTS OF EVERY KIND OR CHARACTER, TO THE EXTENT CAUSED BY (1) THE BREACH OF THIS LEASE BY LANDLORD, OR (2) THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY OTHER INDEMNIFIED PARTY. INDEMNIFICATION OF THE TENANT PARTIES BY LANDLORD SHALL NOT APPLY TO THE EXTENT SUCH LOSS, DAMAGE, OR INJURY IS CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THE TENANT PARTIES.

12.4 Survival. The provisions of this Section 12 shall survive the expiration or earlier termination of this Lease.

13. USE; COMPLIANCE WITH LAWS; PARKING.

13.1 Permitted Use. The Premises shall, subject to the remaining provisions of this Section, be used only for receiving, storing, shipping and selling products, materials and merchandise made or distributed by Tenant, and for no other purpose without Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No retail sales may be made from the Premises. The Premises shall not be used for any use which is disreputable, and no part of the Premises shall be used as an escort service, a massage parlor or spa, blood bank, abortion clinic, or for the sale, distribution or display (electronically or otherwise) of materials or merchandise of a pornographic nature or merchandise generally sold in an adult book or adult videotape store (which are defined as stores in which any portion of the inventory is not available for sale or rental to children under 18 years old because such inventory explicitly details with or depicts human sexuality). Tenant shall not sell, display, transmit or distribute (electronically or otherwise) materials or merchandise of a pornographic nature or merchandise generally sold in an adult book or adult video tape store (as defined above). Tenant shall not use the Premises as living or sleeping quarters or a residence. Tenant shall not use the Premises to receive, store or handle any product, material or merchandise that is explosive or highly inflammable or hazardous or would violate any provision in Section 26. Outside storage, including without limitation, storage in non-operative or stationary trucks, trailers and other vehicles, and vehicle maintenance or repair is prohibited without Landlord’s prior written consent. Tenant shall keep the Premises neat and clean at all times. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations to emanate from the Premises; nor commit, suffer or permit any waste in or upon the Premises; nor at any time sell, purchase or give away or permit the sale, purchase or gift of food in any form by or to any of Tenant’s agents or employees or other parties in the Premises except through vending machines in employees’ lunch or rest areas within the Premises for use by Tenant’s employees only; nor take any other action that would constitute a public or private nuisance or would disturb the quiet enjoyment of any other tenant of the Building, or unreasonably interfere with, or endanger Landlord or any other person; nor permit the Premises to be used for any purpose or in any manner that would (1) void the insurance thereon, (2) increase the insurance risk, (3) violate any Law (defined below) including, but not limited to, any zoning ordinance, or (4) be dangerous to life, limb or property. Tenant shall pay to Landlord on demand any increase in the cost of any insurance on the Premises or the Building incurred by Landlord, which is caused by Tenant’s use of the Premises, and acceptance of such payment shall not constitute a waiver of any of Landlord’s other rights or remedies nor a waiver of Tenant’s duty to comply herewith.

13.2 Compliance with Laws. Tenant shall be solely responsible for satisfying itself and Landlord that the Permitted Use will comply with all applicable Laws. Tenant shall, at its sole cost and expense, be responsible for complying with all Laws (defined below) and Rules and Regulations (defined below) applicable to the use, occupancy, and condition of the Premises. Tenant shall promptly correct any violation of a Law, or Rules or Regulations with respect to the Premises. Tenant shall comply with any direction of any governmental authority having jurisdiction which imposes any duty upon Tenant or Landlord with respect to the Premises, Building, and/or Land, or with respect to the occupancy or use thereof.

13.3 Compliance with Rules and Regulations. Tenant will comply with such rules and regulations (the “Rules and Regulations”) generally applying to tenants in the Building as may be adopted from time to time by Landlord and enforced uniformly and without prejudice for the management, cleanliness of, and the preservation of good order and protection of the Premises, the Building and the Land. A current copy of the Rules and Regulations applicable to the Building is attached hereto as Exhibit D. All such Rules and Regulations are hereby made a part hereof. All changes and amendments to the Rules and Regulations sent by Landlord to Tenant in writing and conforming to the foregoing standards shall be carried out and observed by Tenant. Landlord hereby reserves all rights necessary to implement and enforce the Rules and Regulations and each and every provision of this Lease.

Landlord and Tenant acknowledge that in accordance with the provisions of the Americans with Disabilities Act (the “ADA”), responsibility for compliance with the terms and conditions of Title III of the ADA may be allocated as between Landlord and Tenant. Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant agree that the responsibility for compliance with the ADA shall be allocated as follows: (i) Tenant shall be responsible for compliance with the provisions of Title III of the ADA with respect to existing conditions within the Premises (including, without limitation, the entry and doors thereto) during the Term and the construction by Tenant of alterations within the Premises and (ii) Landlord shall be responsible for compliance with the provisions of Title III of the ADA with respect to the Initial Improvements and Landlord’s Work, the exterior of the Building, Parking Areas, sidewalks and hallways, and the areas appurtenant thereto, together with all other Common Areas of the Building not included within the Premises. Landlord and Tenant each agree to indemnify and hold each other harmless from and against any claims, damages, costs, and liabilities arising out of Landlord’s or Tenant’s failure, as the case may be, to comply with Title III of the ADA as set forth above, which indemnification obligation shall survive the expiration or termination of this Lease. Landlord and Tenant each agree that the allocation of responsibility for ADA compliance shall not require Landlord or Tenant to supervise, monitor, or otherwise review the compliance activities of the other with respect to its assumed responsibilities for ADA compliance as set forth herein.

13.4 Parking. Tenant and its employees, agents and invitees shall have the non-exclusive right to use, in common with others, of any parking areas associated with the Building which Landlord has designated for such use (the “Parking Areas”), subject to (1) such Rules and Regulations (as defined herein) as Landlord may promulgate from time to time and (2) rights of ingress and egress of other tenants and their employees, agents and invitees. Landlord does not reserve or allocate parking spaces at the Premises nor guarantee its availability on a daily basis. However, in no instance shall Tenant allow its employees, agents and invitees to occupy more spaces in the Parking Areas that exceed the ratio of four (4) parking spaces per 1,000 rentable square feet of the Premises. Tenant shall take reasonable measures to ensure that its employees, agents and invitees do not occupy more than the above referenced quantity of parking. Landlord shall take reasonable efforts to ensure that such ratio is available for use by Tenant. Tenant shall only permit parking by its employees, agents or invitees of appropriate vehicles in appropriate designated Parking Areas. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties.

14. INSPECTION; ACCESS AND RIGHT OF ENTRY; NEW CONSTRUCTION. Without being deemed or construed as committing an actual or constructive eviction of Tenant and without abatement of Rent, Landlord and Landlord’s agents and representatives may enter the Premises during business hours, with twenty-four (24) hours prior notice, to inspect the Premises; to make such repairs as may be required or permitted under this Lease; to perform any unperformed obligations of Tenant hereunder; and to show the Premises to prospective purchasers, mortgagees, ground lessors, and, during the last six (6) months of the Term, tenants. Tenant hereby waives any claim for damages for any injury or inconvenience or interference with Tenant’s business, and any loss of occupancy or quiet enjoyment of the Premises. Landlord shall have the right to use any and all means which Landlord may deem proper to enter the Premises in an emergency without liability therefor. During the last six (6) months of the Term, Landlord may erect a sign on the Building indicating that the Premises are available for lease. Tenant shall notify Landlord in writing of its intention to vacate the Premises at least thirty (30) days before Tenant will vacate the Premises (in order to accommodate the Joint Inspection as set forth in Section 17.1 below); such notice shall specify the date on which Tenant intends to vacate the Premises (the “Vacation Date”). Furthermore, Landlord hereby reserves the right and at all times shall have the right to repair, change, redecorate, alter, improve, modify, renovate, enclose or make additions to any part of the Building, Building’s Structure and Common Areas or the Land, to enclose and/or change the arrangement and/or location of driveways or Parking Areas or landscaping or other Common Areas; and to construct new improvements on adjacent parcels of land, all, Tenant agrees, without having committed an actual or constructive eviction of Tenant or breach of the implied warranty of suitability and without an abatement of Rent (the “Reserved Right”). When exercising the Reserved Right, Landlord will use reasonable efforts not to unreasonably interfere with Tenant’s use and occupancy of the Premises.

15. ASSIGNMENT AND SUBLETTING.

15.1 Transfers. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections 15.1 (1) through (6) being a “Transfer”). If Tenant requests Landlord’s consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; and financial and other credit information sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character.

15.2 Landlord’s Written Consent Requirements. In determining whether Landlord shall consent to any proposed assignment or subletting of the Premises, Landlord may consider any factors, including, without limitation, the following: provided that the proposed transferee (1) has creditworthiness reasonably acceptable to Landlord (and Tenant has supplied to Landlord reasonably detailed financial statements to Landlord), (2) has a good reputation in the business community, (3) is not negotiating for competing space within the complex of which the Premises is a part, (4) will use the Premises consistent with the permitted use allowed under the Lease which shall not be environmentally harmful as agreed to in Section 26 of this Lease. In addition, the Transfer shall not constitute a violation of the Employee Retirement Income Security Act of 1974, as amended (ERISA). In the event the proposed transferee does not meet all the above factors, then Landlord may withhold its consent in its sole discretion. Tenant shall reimburse Landlord for its reasonable attorneys’ fees and other expenses incurred in connection with considering any request for its consent to a Transfer, which such costs in total shall not exceed Three Thousand Dollars ($3,000) per transaction, in addition to a fee of Five Hundred Dollars ($500.00) which Tenant will submit to Landlord along with its written request for review of the proposed assignment or subletting, regardless of whether Landlord subsequently grants its approval of the proposed assignment or subletting.

15.3 Obligations of Tenant and Proposed Transferee. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement, in a form satisfactory to Landlord, whereby the proposed transferee expressly assumes the Tenant’s obligations hereunder (however, in the event of transfer of less than all of the space In the Premises the proposed transferee shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant). Landlord’s consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable. No such Transfer shall constitute a novation. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers. If a default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Tenant’s Rent obligations. Tenant authorizes its transferees to make payments of Rent directly to Landlord upon receipt of notice from Landlord to do so. If Landlord should fail to notify Tenant in writing of its decision within the thirty (30) day period after Landlord’s receipt of Tenant’s written request for Landlord’s consent to a Transfer, then Landlord shall be deemed to have refused to consent to the proposed Transfer and to have elected to keep this Lease in full force and effect; provided, however, Tenant may thereafter send a second written request to transfer (which will include a copy of the first request) and if Landlord fails to respond within five (5) business days following receipt thereof, Landlord will be deemed to have granted its consent.

15.4 Landlord’s Recapture Right. This Section 15.4 shall not apply to either Permitted Transfers or to subleases of less than substantially all of the Premises. Within thirty (30) days after Landlord’s receipt of Tenant’s submission of Tenant’s written request for Landlord’s consent to a Transfer, Landlord shall have the option (without limiting Landlord’s other rights under this Lease) of terminating this Lease (or, as to a subletting or assignment, terminate this Lease as to the portion of the Premises proposed to be sublet or assigned) as of the latter of either: upon thirty (30) days notice or the date the proposed Transfer was to be effective. If Landlord terminates this Lease as to all or any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease all or such portion of the Premises to the prospective transferee (or to any other person or entity) without liability to Tenant.

15.5 Excess Rent. Notwithstanding anything to the contrary contained in Section 15 of this Lease, Tenant hereby assigns, transfers and conveys fifty percent (50%) of any excess consideration, after accounting for brokerage fees, legal fees, tenant finish out dollars and free rent concessions and marketing expenses, received by Tenant under any Transfer, which is in excess of the Rent payable by Tenant under this Lease, and Tenant shall hold such amounts in trust for Landlord and pay them to Landlord within thirty (30) days after receipt. The above excess consideration shall be limited in subleases. Landlord should not be entitled to any excess consideration resulting from an assignment which might be profit to Tenant as part of the larger transaction.

Notwithstanding anything contained in this Section 15 or elsewhere in this Lease to the contrary, Tenant may, so long as Tenant is not in default hereunder beyond any applicable notice and cure period and upon at least thirty (30) days’ prior written notice to Landlord, but without the prior written consent of Landlord, assign or transfer its interest in this Lease, or sublet the Premises or any part thereof, to the following “Permitted Transferees”: (i) the purchaser of all or substantially all of Tenant’s assets, (ii) any corporation, limited partnership, limited liability partnership, limited liability company, or other business entity in which, with which or to which Tenant, or its successors or assigns, is merged, consolidated or sold, in accordance with applicable statutory provisions and other laws governing merger, consolidation and sale of business entities, (iii) any entity which controls Tenant, is controlled by Tenant or is under common control with Tenant, or (iv) any individual, corporation, limited partnership, limited liability partnership, limited liability company or other business entity that subleases, licenses, concessions or otherwise occupies or uses not more than fifty percent (50%) of the Premises (each of the foregoing transfers being referred to herein individually as a “Permitted Transfer”, and collectively as “Permitted Transfers”). With respect to this Lease “control” and the corresponding terms “controlled by” and “under common control with” shall mean ownership of more than fifty percent (50%) of the outstanding voting stock of a corporation or other majority equity and controlling interest if not a corporation or the possession of power, directly or indirectly, to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities or interests, by statute, according to the provisions of a contract, or otherwise. Notwithstanding the foregoing, Landlord’s consent will be required (but not unreasonably withheld) if any of the foregoing will result in the Tenant under this Lease having a tangible net worth of less than that of Tenant immediately prior to such transfer (and Tenant shall provide financial statements (pro forma) evidencing that the same is not the case).

16. CONDEMNATION. If more than fifty percent of the Premises is taken for any public or quasi-public use by right of eminent domain or private purchase in lieu thereof (a “Taking”), and the Taking prevents or materially interferes with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, either party may terminate this Lease by delivering to the other written notice thereof within thirty (30) days after the Taking, in which case Rent shall be abated during the unexpired portion of the Term, effective on the date of such Taking. If (1) less than fifty percent of the Premises are subject to a Taking or (2) more than fifty percent of the Premises are subject to a Taking, but the Taking does not prevent or materially interfere with the use of the remainder of the Premises for the purpose for which they were released to Tenant, then neither party may terminate this Lease, but the Rent payable during the unexpired portion of the Term shall be reduced to such extent as may be fair and reasonable under the circumstances. All compensation awarded for any Taking shall be the property of Landlord, and Tenant hereby assigns any interest it may have in any such award to Landlord; however, Landlord shall have no interest in any separate award made to Tenant (which does not reduce Landlord’s award) for loss of Tenant’s business or goodwill, for the taking of Tenant’s trade fixtures, or on account of Tenant’s moving and relocation expenses and depreciation to and removal of Tenant’s physical personal property, if a separate award for such items is made to Tenant.

17. SURRENDER AND REDELIVERY OF PREMISES; HOLDING OVER.

17.1 Surrender and Redelivery of Premises. No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid, unless it is in writing and signed by Landlord. Tenant’s delivery of the keys or access cards to Property Manager or any agent or employee of Landlord shall not operate as a termination of this Lease or a surrender of the Premises.

17.1.1 Joint Inspection. At least thirty (30) days before the Vacation Date, Tenant shall arrange to meet with Landlord for a joint inspection of the Premises. After such inspection, Landlord shall prepare a list of items that Tenant must perform before the Vacation Date. If Tenant fails to arrange for such inspection, then Landlord may conduct such inspection and Landlord’s determination of the work Tenant is required to perform before the Vacation Date shall be conclusive. If Tenant fails to perform such work before the Vacation Date, then Landlord may perform such work at Tenant’s cost. Tenant shall pay all cost incurred by Landlord in performing such work within ten (10) days after Landlord’s request thereof.

17.1.2 Tenant’s Payment Obligations. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as reasonably estimated by Landlord, of Tenant’s obligation hereunder for Operating Expenses for the year in which the Term ends. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be. Any Security Deposit held by Landlord may be credited against the amount due by Tenant under this Section 17.

17.1.3 Condition of Premises. After the Expiration Date or earlier termination of this Lease, or the termination of Tenant’s right to possess the Premises, Tenant shall (1) deliver to Landlord the Premises in a safe, “broom clean,” neat, sanitary, and operational condition with all improvements and alterations as set forth in Section 6.4 located thereon in good repair and condition, subject to the exclusions set forth in Section 6.4, and with the HVAC System, lights and light fixtures (including ballasts), and overhead doors and related equipment in good working order, (2) deliver to Landlord the Premises with steam cleaned carpets and with concrete floors in the warehouse and manufacturing areas which have been sealed, (3) deliver to Landlord all keys and parking and access cards to the Premises, and (4) remove all signage placed on the Premises, the Building, or the Land by or at Tenant’s request. All fixtures, alterations, additions and improvements (whether temporary or permanent) shall be Landlord’s property and shall remain on the Premises, except as provided in the next two sentences. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). Additionally, Tenant shall remove such alterations, additions, improvements, fixtures, equipment, wiring, furniture, trade fixtures and other property as Landlord may request, provided such request is made within forty-five (45) days after the Expiration Date or earlier termination of this Lease. All items not so removed shall, at the sole option of Landlord, be deemed abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items, and Tenant shall pay for the costs incurred by Landlord in connection therewith. All work required of Tenant under this Section 17 shall be coordinated with Landlord and be done in a good and workmanlike manner, in accordance with all Laws (defined below), and so as not to damage the Building or unreasonably interfere with other tenants’ use of their premises. Tenant shall, at its expense, repair all damage caused by any work performed by Tenant under this Section 17, provided that in the case of alterations or improvements that Tenant is required to remove, Tenant shall restore the Premises to the condition existing prior to the installation of such alterations, subject to the exclusions set forth in Section 6.4. If Tenant fails to perform work under this Section 17, Tenant shall pay all costs incurred by Landlord in performing such work within ten (10) after Landlord’s request thereof.

17.2 Holding Over. If a Tenant Party fails to vacate the Premises after the Expiration Date or earlier termination of this Lease, then a Tenant Party’s possession of the Premises shall constitute and be construed as a tenancy at will only, subject, however, to all of the terms, provisions, covenants and agreements on the part of Tenant under this Lease, and such Tenant Party shall be subject to immediate eviction and removal; Tenant or any such Tenant Party covenants and agrees to pay Landlord, in addition to the other Rent due hereunder, if any, as Rent for the period of such holdover a prorated daily Base Rent equal to the sum of one hundred fifty percent (150%) of the daily Base Rent plus one hundred percent (100%) of the Additional Rent, both payable during the last month of the Term. Tenant’s possession of the Premises after the Expiration Date or earlier termination of this Lease shall immediately constitute an Event of Default under Section 19.5 herein. The Rent during such holdover period shall be payable to Landlord from time to time on demand; provided, however, if no demand is made during a particular month, holdover rent accruing during such month shall be paid in accordance with the provisions of this Section 17. Tenant will vacate the Premises and deliver same to Landlord immediately upon Tenant’s receipt of notice from Landlord to so vacate. No holding over by a Tenant Party (whether with or without the consent of Landlord), and no payments of money by Tenant to Landlord after the end of the Term, shall operate to reinstate, continue or extend the Term, and no extension of this Term shall be valid unless evidenced by a writing signed by both Landlord and Tenant. No payments of money by Tenant (other than the holdover rent accruing during such holdover period paid in accordance with the provisions of this Section 17) to Landlord after the Expiration Date or earlier termination of this Lease shall constitute full payment of Rent under the terms of this Lease. Tenant shall be liable for all damages resulting from a Tenant Party’s unauthorized holding over.

18. QUIET ENJOYMENT. Provided Tenant has fully performed its obligations under this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through or under Landlord, but not otherwise, subject, however, to all of the provisions of this Lease and all Laws (defined below), liens, encumbrances and restrictive covenants to which the Land is subject. Landlord shall not be responsible for the acts or omissions of any other tenant or third party that may interfere with Tenant’s use and enjoyment of the Premises.

19. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an “Event of Default” under this Lease:

19.1 Monetary Default; Failure to Pay Rent. Tenant fails to pay Rent when due or any payment or reimbursement required under this Lease when due, and in either case such failure continues for a period of five (5) business days from the date such payment was due; provided, however, Tenant shall be entitled to written notice and five (5) business day cure period on two (2) occasions during any twelve (12) month period, not to exceed a total of five (5) such notices and cure periods, before Tenant shall be deemed to be in default.

19.2 Bankruptcy; Insolvency. The filing of a petition by or against Tenant (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any debtor relief law; (3) for the appointment of a liquidator, receiver, trustee, custodian, or similar official for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for reorganization or modification of Tenant’s capital structure (however, if any such petition is filed against Tenant, then the filing of such petition shall not constitute an Event of Default, unless it is not dismissed within 90 days after the filing thereof).

19.3 Vacation; Failure to Continuously Operate. Tenant (1) vacates all or a substantial portion of the Premises or (2) fails to continuously operate its business at the Premises for the permitted use set forth herein. However, Tenant shall be allowed to cease operations in the Building without causing and Event of Default, provided that Tenant: (1) delivers to Landlord a written notice of a forwarding address where Landlord can provide required notice under this Lease, (2) maintains its regularly scheduled HVAC maintenance program as required in Section 5.3 herein, (3) and preventative maintenance agreements with vendors reasonably approved by the Landlord to maintain the interior of the Premises, including the mechanical, electrical, and plumbing systems in a clean and adequate condition, (4) promptly upon demand reimburses Landlord for any increases in Landlord’s insurance attributable to Tenant’s vacation of the Premises (and Landlord supplies to Tenant advance notice of such increase along with a written statement from the applicable insurer regarding evidencing that the increase is due to the vacancy), and (5) no Event of Default by Tenant exists with respect to any of the terms, covenants and conditions, hereof, including the timely payment of all Rent to Landlord when due or any payment or reimbursement required under this Lease.

19.4 Liens; Encumbrances. Tenant fails to discharge any lien placed upon the Premises in violation of Section 23 within ten (10) days after any Rich lien or encumbrance is filed against the Premises.

19.5 Non-Monetary Default; Failure to Perform. Tenant fails to comply with any term, provision or covenant of this Lease (other than those listed in this Section 19), and such failure continues for fifteen (15) days after Tenant’s receipt of written notice by Landlord to Tenant of such failure (except in connection with any failure which cannot be remedied or cured within said fifteen (15) day period, in which event the time within which to cure such failure shall be extended for such time as shall be necessary to cure the same, but only if Tenant, within such fifteen (15) day period, shall promptly commence and thereafter proceed diligently and continuously to cure such failure).

20. REMEDIES.

20.1 During the continuance of any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by Law, take any of the following actions:

20.1.1 Terminate the Lease. Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 20.2, and (3) an amount equal to (i) the total Rent that Tenant would have been required to pay for the remainder of the Term, discounted to present value at a per annum rate equal to the “Prime Rate” as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of “Money Rates”, minus (ii) that portion of the present fair rental value of the Premises for the residue of the Term that Landlord will have the benefit of (similarly discounted), taking into to consideration marketing time, improvement time, whether Landlord has alternative space available (Landlord not being obligated to lease the Premises before leasing other available space), customary rental abatement concessions, and other relevant factors (Tenant shall have the burden of proof with respect to the fair rental value of the Premises for such time period); or

20.1.2 Terminate Tenant’s Right of Possession. Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 20.2, and (3) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. Landlord shall use commercially reasonable efforts (consistent with applicable law) to mitigate its damages after an Event of Default by Tenant; provided, however, Landlord does not guaranty that any such mitigation efforts shall be successful. Further, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building, and Tenant’s obligations hereunder shall not be diminished because of Landlord’s failure to relet the Premises or to collect Rent due for a reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Actions to collect amounts due by Tenant to Landlord under this subsection may be brought from time to time on one or more occasions, without the necessity of Landlord waiting until the Expiration Date of this Lease. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this subsection. If Landlord elects to proceed under this Section 20.1.2, it may at any time elect to terminate this Lease under Section 20.1.1; or

20.1.3 Lock Out. Additionally, without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant. This Lease supersedes Section 93.002 of the Texas Property Code to the extent of any conflict.

20.2 Landlord’s Other Rights and Remedies. During the continuance of any Event of Default, Tenant shall pay to Landlord all reasonable costs incurred by Landlord (including reasonable court costs and attorneys’ fees and expenses) in (1) obtaining possession of the Premises, (2) removing any storing Tenant’s or any other occupant’s property, (3) repairing, restoring, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant, (4) reletting all or any part of the Premises (including pro-rated brokerage commissions, pro-rated cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant’s obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. Landlord’s receipt of Rent with knowledge of any default by Tenant hereunder shall not be a waiver of such default, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless set forth in writing and signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term or violation of any other term. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to (i) keep in place and use or (ii) remove and store, at Tenant’s expense, all of the furniture, trade fixtures, equipment and other personal property in the Premises, including that which is owned by or leased to Tenant at all times before any repossession thereof by any lessor thereof or third party having a lien thereon. Landlord may relinquish possession of all or any portion of such furniture, trade fixtures, equipment and other property to any person (a “Claimant”) who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, trade fixtures, equipment or other property without the necessity on the part of Landlord to inquire into the authenticity or legality of the instrument. Landlord may, at its option and without prejudice to or waiver of any rights it may have, (a) escort Tenant to the premises to retrieve any personal belongings of Tenant and/or its employees or (b) obtain a list from Tenant of the personal property of Tenant and/or its employees, and make such property available to Tenant and/or Tenant’s employees; however, Tenant first shall pay in cash all costs and estimated expenses to be incurred in connection with the removal of such property and making it available. The rights of Landlord herein stated in this Section 20 are cumulative and in addition to any and all other rights that Landlord has or may hereafter have at law or in equity, and Tenant hereby agrees that the rights herein granted Landlord are commercially reasonable.

20.3 Landlord’s Recapture Right. After Tenant’s vacation of all or a substantial part of the Premises and a resulting Event of Default under Section 19.3, Landlord shall have the option (without limiting Landlord’s other rights under this Lease) of terminating this Lease upon written notice to the Tenant. If Landlord terminates this Lease as to all or any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the Landlord’s termination. Thereafter Landlord’s termination will be without liability to Tenant.

21. LANDLORD’S DEFAULT AND LIMITATIONS OF LIABILITY.

21.1 DEFAULTS BY LANDLORD. If Landlord fails to perform any of its obligations hereunder within thirty (30) days (or such longer period as may reasonably be required) after written notice from Tenant specifying such failure, Tenant’s exclusive and sole remedy shall be an action for damages. Tenant is granted no contractual right of termination by the Lease, except to the extent and only to the extent set forth in Section 11.1 and 16.

21.2 LIMITATIONS ON LANDLORD’S LIABILITY. THE LIABILITY OF LANDLORD TO A TENANT PARTY FOR ANY DEFAULT BY LANDLORD, SHALL BE LIMITED TO ACTUAL AND DIRECT DAMAGES. IN NO EVENT SHALL LANDLORD BE LIABLE TO A TENANT PARTY FOR CONSEQUENTIAL OR SPECIAL DAMAGES BY REASON OF A FAILURE TO PERFORM (OR A DEFAULT) BY LANDLORD HEREUNDER OR OTHERWISE. EXCEPT FOR CLAIMS WHICH MAY BE COVERED BY INSURANCE IF A TENANT PARTY SHALL RECOVER A MONEY JUDGMENT AGAINST LANDLORD, THE TENANT PARTY AGREES THAT SUCH MONEY JUDGMENT SHALL BE SATISFIED SOLELY BY LANDLORD’S INTEREST IN THE PREMISES AND BUILDING, AS THE SAME MAY THEN BE ENCUMBERED, AND LANDLORD, ITS AFFILIATES, PARTNERS, OFFICERS, DIRECTORS, SHAREHOLDERS AND EMPLOYEES SHALL NOT BE LIABLE OTHERWISE FOR ANY OTHER CLAIM ARISING OUT OF OR RELATING TO THIS LEASE.

LANDLORD SHALL NOT BE LIABLE TO A TENANT PARTY FOR ANY CLAIMS, ACTIONS, DEMANDS, COSTS, EXPENSES, DAMAGE, OR LIABILITY OF ANY KIND ARISING FROM THE USE, OCCUPANCY OR ENJOYMENT OF THE PREMISES BY A TENANT PARTY AS A RESULT OF ANY LOSS OR DAMAGE TO PROPERTY OF TENANT OR OF OTHERS LOCATED IN THE PREMISES OR THE BUILDING BY REASON OF THEFT OR BURGLARY.

21.3 Examination of Lease; No Contract Until Execution by Parties. Submission by Landlord of this instrument to Tenant for examination or signature does not constitute a reservation of or option for lease. This Lease will be effective as a lease or otherwise only upon execution by both Landlord and Tenant. If Tenant is a corporation (including any form of professional association), limited liability company, partnership (general or limited), or other form of organization other than an individual, then each individual executing this Lease on behalf of Tenant hereby covenants, warrants and represents: (1) that such individual is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant; (2) that this Lease is binding upon Tenant; (3) that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the State of Texas; (4) that upon request, Tenant will provide Landlord with true and correct copies of all organizational documents of Tenant, and any amendments thereto; and (5) that the execution and delivery of this Lease by Tenant will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Tenant is a party or by which Tenant may be bound. If Tenant is a form of organization other than an individual, Tenant will, prior to the Commencement Date, deliver to Landlord written documentation reasonably satisfactory to Landlord evidencing the authority of an authorized representative of Tenant to enter into the Lease and bind Tenant to all of the obligations of Tenant under the Lease.

22. MORTGAGES.

22.1 Lease Subordinate to Mortgage. This Lease shall be subordinate to any deed of trust, mortgage or other security instrument (a “Mortgage”), and any ground lease, master lease, or primary lease (a “Primary Lease”) that now or hereafter covers any portion of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as “Landlord’s Mortgagee”), and to increases, renewals, modifications, consolidations, replacements, and extensions thereof. However, any landlord’s Mortgagee may elect to subordinate its Mortgage or Primary Lease (as the case may be) to this Lease by delivering written notice thereof to Tenant. The provisions of this Section 22 shall be self-operative and no further instrument shall be required to effect such subordination; however, Tenant shall from time to time but not more than once per year, within thirty (30) days after request therefor, execute any instruments that may be required by any Landlord’s Mortgagee to evidence the subordination of this Lease to any such Mortgage or Primary Lease. Following a the second written notice to Tenant and a three (3) business day cure period, and in addition to Landlord’s other available remedies, Tenant shall pay Landlord a late fee of One Hundred Dollars ($100.00) per day for each day such instruments are not returned past said three (3) business day period. Furthermore, Tenant shall be liable to Landlord for any and all damages caused by Tenant’s delinquency which results in delays to the closing of such mortgage or other financing activity.

22.2 Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgage a reasonable opportunity to perform Landlord’s obligations hereunder.

22.3 No Landlord’s Mortgagee’s Liability. Notwithstanding any such attornment or subordination of a Mortgage or Primary Lease to this Lease, the Landlord’s Mortgagee shall not be liable for any acts of any previous landlord, shall not be obligated to install the initial improvements, and shall not be bound by any amendment to which it did not consent in writing nor any payment of Rent made more than one month in advance.

23. ENCUMBRANCES.

23.1 No Liens. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind Landlord’s property or the interest of Landlord or Tenant in the Premises or to charge the rent for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall timely pay or cause to be paid all sums due for any labor performed or materials furnished in connection with any work performed on the Premises by or at the request of Tenant. Notwithstanding the foregoing, Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises, Building or Land.

23.2 Landlord’s Rights. In the event that Tenant shall not, within ten (10) days following notification to Tenant of the imposition of any such lien, cause the same to be released of record by payment or the posting of a bond in amount, form and substance acceptable to Landlord, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration or repair of or to the Building or the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic’s or other liens against the interest of Landlord in the Building, Land or the Premises. Nothing in this Section 23 modifies an Event of Default under Section 19.4 herein.

24. MISCELLANEOUS.

24.1 Laws; Affiliate; Tenant Party. Words of any gender used in this Lease shall include any other gender, and words in the singular shall include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way affect the interpretation of this Lease. The following terms shall have the following meanings: “Laws” shall mean all federal, state, and local laws, zoning ordinances, municipal regulations, rules and regulations; all court orders, governmental directives, and governmental orders, all Environmental Laws (as defined below), all applicable laws, regulations and building codes governing nondiscrimination accommodations and commercial facilities, and all restrictive covenants affecting the Property, and “Law” shall mean any of the foregoing; “Affiliate” shall mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question; “Tenant Party” or collectively the “Tenant Parties” shall include Tenant, any assignees claiming by, through, or under Tenant, any subtenants claiming, by, through, or under Tenant, and any of their respective agents, contractors, employees, and invitees; and “Indemnified Parties” shall include Landlord, its successors, assigns, agents, employees, contractors, Property Manager, partners, directors, officers and affiliates.

24.2 Joint and Several Liability. If there is more than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several, whether or not Tenant’s obligations arise during the Original Term of this Lease, during any renewal or extension or a holdover term or thereafter.

24.3 Landlord’s Assignment; Authority of Tenant. Landlord may transfer and assign, in whole or in part, its rights and obligations in the Building, Land, or Premises that are the subject to this Lease, in which case Landlord shall have no further liability hereunder provided such transferee assumes Landlord’s obligations under this Lease in writing.

24.4 Force Majeure. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, the party taking the action shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorism, governmental actions or inactions or laws, regulations, or restrictions, or any other cause of any kind whatsoever which are beyond the control of such acting party; provided, however, in no event shall the foregoing apply to the financial obligations of Tenant under this Lease, including, without limitation, Tenant’s obligation to promptly pay Base Rent, Additional Rent, reimbursements or any other amount payable to Landlord as well as Tenant’s obligation to maintain insurance hereunder.

24.5 Certificate of Occupancy; Financial Statements; Estoppel Certificates. Prior to Tenant’s occupancy of the Premises, Tenant shall obtain and deliver to Landlord a Certificate of Occupancy for the Premises from the appropriate governmental authority. Tenant shall, from time to time but not more than once every six (6) months, within ten (10) business days after request of Landlord, deliver to the Landlord or Landlord’s designee, the most recently compiled financial statements for Tenant, evidence reasonably satisfactory to Landlord that Tenant has performed its obligations under this Lease (including evidence of the payment of the Security Deposit), and an estoppel certificate stating that this Lease is in full effect, the date to which Rent has been paid, the unexpired Term and such other factual matters pertaining to this Lease as may be requested by Landlord. Tenant’s obligation to furnish the above-described items in a timely fashion is a material inducement for Landlord’s execution of this Lease. Following the second written notice to Tenant and a three (3) business day cure period, and in addition to Landlord’s other available remedies, Tenant shall pay Landlord a late fee of One Hundred Dollars ($100.00) per day for each day such estoppel certificate is not returned past said three (3) day period. Furthermore, Tenant shall be liable to Landlord for any and all damages caused by Tenant’s delinquency which results from Tenant’s failure to execute such estoppel certificate.

24.6 Entire Agreement. This Lease, together with all Exhibits and Riders attached hereto, constitutes the entire agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

24.7 Survival of Tenant’s Indemnities and Obligations. Each indemnity agreement and hold harmless agreement contained herein shall survive the expiration or termination of the Lease. Additionally, all obligations of Tenant hereunder not fully performed by the end of the Term shall survive, including, without limitation, all payment obligations with respect to Taxes and insurance and all obligations concerning the condition and repair of the Premises.

24.8 Intentionally Omitted.

24.9 Severability. If any provision of this Lease is illegal, invalid or unenforceable, then the remainder of this Lease shall not be affected thereby.

24.10 Effective Date. All references in this Lease to “Effective Date” or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

24.11 Brokerage Commissions. Landlord and Tenant each warrant to the other that they have no dealt with any broker or agent other than the Brokers identified above and that they know of no broker or agent who are or might be entitled to a commission in connection with this Lease. TENANT AND LANDLORD SHALL EACH INDEMNIFY THE OTHER AGAINST ALL COSTS, ATTORNEYS’ FEES, AND OTHER LIABILITIES FOR COMMISSIONS OR OTHER COMPENSATION CLAIMED BY ANY BROKER OR AGENT CLAIMING THE SAME BY, THROUGH OR UNDER TENANT OR LANDLORD, RESPECTIVELY.

24.12 Confidentiality. The business terms and conditions of this Lease are confidential and Tenant shall not disclose the terms of this Lease to any other tenant or occupant (or prospective tenant or occupant) of the Building (or associated business park) or their real estate broker or agents.

24.13 Interest. Tenant shall pay interest on all past-due Rent from the date due until paid at the maximum lawful rate. In no event, however, shall the charges permitted under this Section 24.13 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

24.14 Time. Time is of the essence in this Lease and in each and all of the provisions hereof. Whenever a period of days is specified in this Lease, such period shall refer to calendar days unless otherwise expressly stated in this Lease.

24.15 Attorneys’ Fees. In the event of the filing of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred in such action (including, without limitation, all costs of appeal) and such amount shall be included in any judgment rendered in such proceeding.

24.16 Choice of Law and Exclusive Venue. THIS LEASE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT AS SUCH LAWS ARE PREEMPTED BY APPLICABLE FEDERAL LAW, WITHOUT REGARD TO ANY CONFLICT OF LAWS, RULE OR PRINCIPLE WHICH MIGHT REFER THE CONSTRUCTION OR ENFORCEMENT OF THIS LEASE TO THE LAWS OF ANOTHER JURISDICTION. JURISDICTION AND VENUE FOR ANY ACTION HEREUNDER SHALL BE EXCLUSIVELY IN AUSTIN, TRAVIS COUNTY, TEXAS, EITHER IN TEXAS STATE DISTRICT COURT OR IN FEDERAL DISTRICT COURT, WESTERN DISTRICT OF TEXAS, AUSTIN DIVISION.

24.17 Waiver of Right to Trial By Jury. TENANT AND LANDLORD EACH: (1) AGREE NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS LEASE OR THE RELATIONSHIP BETWEEN THE PARTIES AS TENANT AND LANDLORD THAT CAN BE TRIED BY A JURY; AND (2) WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

24.18 Waiver of Right to File Tax Protest. WITH RESPECT TO THE BUILDING OR ANY PORTION THEREOF, TENANT HEREBY WAIVES ALL RIGHTS UNDER SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE OR ANY SIMILAR OR CORRESPONDING LAW: (1) TO PROTEST A DETERMINATION OF APPRAISED VALUE OR TO APPEAL AN ORDER DETERMINING A PROTEST; AND (2) TO RECEIVE NOTICES OF REAPPRAISALS.

24.19 OFAC Compliance.

(a) Tenant represents and warrants that: (1) To the best of Tenant’s knowledge, after reasonable inquiry, Tenant and each person or entity owning an interest in Tenant is: (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and; (ii) is not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States; (2) None of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined); (3) No Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly); (4) None of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and; (5) Tenant has implemented procedures, and will consistently apply those procedures to ensure the foregoing representations and warranties remain true and correct at all times.

(b) Tenant covenants and agrees: (1) To comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect; (2) To immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer be true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached; (3) To not knowingly use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make an payment due to Landlord under the Lease, and (4) At the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

(c) Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Lease Term shall be a material default of the Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of the Lease.

(d) Tenant shall also require and shall take reasonable measures to ensure compliance with the requirement that no person who owns any other direct interest in the Tenant is or shall be listed on any of the Lists or is an Embargoed Person. The term Embargoed Person means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq.. and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law (“Embargoed Person”). This Subsection (d) shall not apply to any person to the extent that such person’s interest in the Tenant is through a U.S. Publicly-Traded Entity. As used in this Agreement, U.S. Publicly-Traded Entity means a Person, other than an individual, whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly-owned subsidiary of such a person (“U.S. Publicly-Traded Entity”).

24.20 National Electric Code. At all times during the term of this Lease, Tenant shall ensure that all wiring and cabling that it installs within the Premises or Building complies with all provisions of local fire and safety codes, as well as with the National Electric Code. Further, upon the expiration or sooner termination of the Term, Tenant shall remove all wiring and cabling within the Premises and the Building (including the plenums, risers and rooftop) placed there by or at the direction of Tenant, unless excused in writing by Landlord. Without limitation to the remedies available to Landlord in the event that Tenant fails to comply with the terms and conditions of this subsection, Tenant shall forfeit such sums from the Security Deposit (or otherwise pay to Landlord) an amount that Landlord reasonably believes necessary for the removal and disposal of any such wires and cabling.

25. NOTICES. Each provision of this instrument or of any applicable Laws and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment hereunder shall be deemed to be complied with, when and if, the following steps are taken:

25.1 Rent Payments to Landlord. All Rent shall be payable to Landlord at the address for Landlord set forth above or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant’s obligation to pay Rent shall not be deemed satisfied until such Rent has been actually received by Landlord.

25.2 Payments to Tenant. All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth above, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

25.3 Written Notices. Any written notice or document required or permitted to delivered hereunder shall be deemed to be delivered upon the earlier to occur of (1) tender of delivery (in the case of hand-delivered notice), (2) deposit in the United States Mail, postage prepaid, Certified Mail, or (3) receipt by facsimile transmission followed by a confirmatory letter, in each case, addressed to the parties hereto at the respective addresses set out above, or at such other address as they have theretofore specified by written notice delivered in accordance herewith. If Landlord has attempted to deliver notice to Tenant at Tenant’s address reflected on Landlord’s books but such notice was returned or acceptance thereof was refused, then Landlord may post such notice in or on the Premises, which notice shall be deemed delivered to Tenant upon the posting thereof.

25.4 Multiplicity. If and when included within the term “Tenant,” as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying an individual at a specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms “Landlord” and “Tenant,” respectively, shall be bound by notices given in accordance with the provisions of Section 25 to the same effect as if each had received such notice.

26. HAZARDOUS WASTE.

26.1 Definitions. For purposes of this Lease, “Hazardous or Toxic Materials” shall mean all materials, substances, wastes and chemicals classified, defined, listed or regulated as, or containing, a “hazardous substance” “hazardous waste,” “toxic substance,” “pollutant,” “contaminant,” “oil,” “hazardous material,” “solid waste,” and/or “regulated substance” under any Environmental Law, but excluding office cleaning and supplies described in Section 26.3. As used herein, the term “Environmental Laws” shall mean any and all statutes, rules, regulations, ordinances, orders, permits, licenses, and other applicable legal requirements, relating directly or indirectly to human health or safety or the environment, or the presence, handling, treatment, storage, disposal, recycling, reporting, remediation, investigation, or monitoring of hazardous or toxic materials. Notwithstanding the foregoing this clause acknowledges that numerous building materials and standard office products and supplies contain materials, which may or may not be inherent in their makeup, which are or contain hazardous substances. Therefore, the lease will be interpreted fairly and reasonably by all Parties in a manner consistent with sound judgment and reasonableness and in accordance with standard and reasonable consulting engineering office practices.

26.2 Prohibited Uses. Tenant shall not incorporate into, use, release, conduct any activity that will produce, or otherwise place or dispose of at, in, under or near the Premises, the Building or the Land any Hazardous or Toxic Materials. Tenant shall not (1) occupy or use the Premises, nor permit any portion of the Premises to be occupied or used (i) except in compliance with all Laws, ordinances, governmental or municipal regulations, and orders, including without limitation Environmental Laws, or (ii) in a manner which may be dangerous to life, limb or property, (2) cause or permit anything to be done which would in any way increase the rate of fire, liability, or any other insurance coverage on the Premises, the Building, or its contents; (3) use the Premises or any portion as a landfill or dump; (4) install any underground tanks of any kind; (5) permit any Hazardous or Toxic Materials to be brought onto the Premises except as permitted by Section 26.3 below; or (6) allow any surface of subsurface conditions to exist or come into existence that constitute or may, with the passage of time constitute a public or private nuisance.

26.3 Permissive Uses. Tenant may use and temporarily store cleaning and office supplies used in the ordinary course of Tenant’s business and then only if (1) such materials are in small quantities, properly labeled and contained, (2) notice of and a copy of the current material safety data sheet is first delivered to, and written consent is obtained from, Landlord for each such Hazardous or Toxic Material and (3) such materials are used and, as applicable, transported, stored, handled and disposed of off-site at properly authorized facilities in accordance with the highest accepted industry standards for safety, storage, use and disposal and in accordance with all applicable governmental laws, rules and regulations, including without limitations, all Environmental Laws.

26.4 Landlord’s Rights. Landlord shall have the right to periodically inspect, take samples for testing and otherwise investigate the Premises for the presence of Hazardous or Toxic Materials. Any inspection or testing by Landlord shall be done at Landlord’s cost and no more than once during any calendar year unless Landlord has a legitimate and good faith basis to require more frequent inspection or testing.

26.5 Remediation.

26.5.1 Tenant’s Obligations. If Tenant ever has knowledge of the presence in the Premises or the Building or the Land of Hazardous or Toxic Materials which affect the Premises, Tenant shall notify Landlord thereof in writing promptly after obtaining such knowledge. If at any time during or after the Term, the Premises, Land or Building are found to have Hazardous or Toxic Materials in, on or under them, except for such conditions that were present prior to the Effective Date of the Lease and conditions which were not caused by any act or omission of any Tenant Party, then Tenant shall promptly, diligently, and expeditiously investigate, clean up, remove and dispose of the material causing the violation, in compliance with all applicable governmental standards, Laws, rules and regulations, including without limitation, applicable Environmental Laws and the then prevalent industry practice and standards, and Tenant shall repair any damage to the Premises or the Building or the Land as soon as practicable. Tenant shall notify Landlord in advance of its method, time and procedure for any investigation, remediation or monitoring of Hazardous or Toxic Materials, and Landlord shall have the right to require reasonable changes in such method, time or procedure as Landlord considers appropriate to prevent interference with any use, occupancy, care, appearance or maintenance of the Land or the Building or the Premises or the rights of other tenants or to require the same to be done after normal business hours. Under no circumstances shall any remediation by Tenant leave any Hazardous or Toxic Materials at, in, or under the Premises, the Land, or the Building without first obtaining the prior written consent of Landlord.

26.5.2 Landlord’s Rights. Notwithstanding the foregoing, Landlord shall have the right, but not the obligation, to perform the work described in Section 26.5.1 and all actual, reasonable and documented costs and expenses associated therewith shall be due and payable by Tenant upon demand.

26.6 Tenant’s Representation. Tenant represents to Landlord that, except as has been disclosed to Landlord in writing, Tenant nor any of its owners, partners, managers, members, shareholders, or venturers have never been cited for or convicted of any violations under applicable Laws, rules or regulations, including without limitation, Environmental Laws. Tenant has completed the Hazardous Materials Disclosure Certificate that is attached hereto as Exhibit “F”.

26.7 TENANT’S INDEMNITY. TENANT AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS THE INDEMNIFIED PARTIES FROM AND AGAINST ALL OBLIGATIONS (INCLUDING REMOVAL AND REMEDIAL ACTIONS), LOSSES, CLAIMS, SUITS, JUDGMENTS, LIABILITIES (INCLUDING WITHOUT LIMITATION STRICT LIABILITIES), PENALTIES, DAMAGES COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ AND CONSULTANTS’ FEES AND EXPENSES) OF ANY KIND OR NATURE WHATSOEVER THAT MAY AT ANY TIME BE INCURRED BY, IMPOSED ON OR ASSERTED AGAINST THE INDEMNIFIED PARTIES DIRECTLY OR INDIRECTLY BASED ON OR ARISING OUT OF OR RESULTING FROM (1) THE ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS OR TOXIC MATERIALS ON, AT, IN, UNDER FROM OR NEAR THE PREMISES, THE BUILDING, OR THE LAND WHICH IS CAUSED OR PERMITTED BY A TENANT PARTY OR AT THE DIRECTION OR PERMISSION OF A TENANT PARTY AND/OR (2) OPERATION OR USE OF THE PREMISES BY ANY TENANT PARTY AND/OR (3) NON-COMPLIANCE WITH ENVIRONMENTAL LAWS, OR THE CONDUCT OF OBLIGATIONS HEREUNDER, ANY TENANT PARTY OR AT THE DIRECTION OR PERMISSION OF A TENANT PARTY, (4) THE DIMUNITION OF PROPERTY VALUE AND THE RESULTING EFFECTS UPON LANDLORD’S TITLE TO THE PREMISES, THE BUILDING AND THE LAND CAUSED BY, OR ALLEGED TO BE CAUSED BY THE ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS OR TOXIC MATERIALS ON, AT, IN, UNDER, FROM OR NEAR THE PREMISES, THE BUILDING, OR THE LAND WHICH IS CAUSED OR PERMITTED BY A TENANT PARTY OR AT THE DIRECTION OR PERMISSION OF A TENANT PARTY.

26.8 Survival. The provisions of this Section 26 shall survive the Expiration Date or earlier termination of this Lease.

27. [INTENTIONALLY OMITTED]

28. TENANT’S ACKNOWLEDGEMENTS. TENANT ACKNOWLEDGES THAT (1) IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN “AS-IS, WHERE IS” WITH ALL FAULTS CONDITION (EXCEPT WITH RESPECT TO LATENT DEFECTS AS PROVIDED IN THIS LEASE), (2) THE BUILDINGS AND IMPROVEMENTS COMPRISING THE SAME ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (3) THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, (4) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES (EXPRESS OR IMPLIED) TO ALTER, REMODEL OR IMPROVE THE BUILDING OR PREMISES OR ANY OTHER PART OF THE LAND HAVE BEEN MADE BY LANDLORD (UNLESS AND EXCEPT AS MAY BE SET FORTH IN EXHIBIT B ATTACHED TO THIS LEASE, IF ONE SHALL BE ATTACHED, OR AS IS OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE), (5) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE PREMISES, AND (6) NO RIGHTS, EASEMENTS OR LICENSES ARE ACQUIRED BY TENANT BY IMPLICATION OR OTHERWISE, EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE.

29. WAIVER. TENANT WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES – CONSUMER PROTECTION ACT, SECTION 17.41, ET. SEQ., BUSINESS CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS, AFTER CONSULTATION WITH AN ATTORNEY OF TENANT’S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

[Remainder of Page intentionally Left Blank]

EXECUTION PAGE

TENANT:

EVERSPIN TECHNOLOGIES, INC.

a Delaware corporation

Signature:	/s/ Bob Schuch
Printed Name:	Bob Schuch
Title:	Director of Finance
Date:	5/21/2012

Signature:

Printed Name:

Title:

Date:

LANDLORD:

PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation, for its Principal U.S. Property Separate Account, formerly known as Principal Life Insurance Company, an Iowa corporation, for its Real Estate Separate Account

By:	PRINCIPAL REAL ESTATE INVESTORS, LLC. a Delaware limited liability company, its authorized signatory

Signature:	/s/ Tom Mathisen
Printed Name:	Tom Mathisen
Title:	Sr. Asset Manager
Date:	Jun 29 2012

Signature:
Printed Name:
Title:
Date:

RIDER TO LEASE

Additional Provisions

1. This Rider Controls. The provisions set forth in this Rider control to the extent they conflict with any provision or provisions set forth in the body of this Lease Agreement.

2. Extension Option. Tenant shall have the right and option to extend this Lease for one (1) consecutive period of four (4) years under the same terms and conditions as stated in the Lease (“Extension Option”), with the exceptions that (a) no further extension options shall exist and (b) monthly rental for such extension term shall be based on the then prevailing market rental rate as determined by Landlord in good faith based on then recent lease extensions within the Building and in surrounding buildings of comparable quality, condition and age for space approximately the same size and location within comparable buildings in the Austin marketplace and taking into consideration any allowances and concessions offered with such rental, Tenant’s use and financial strength and other relevant factors (“Market Rental Rate”). Tenant may reject the Extension Option granted herein within ten (10) days following delivery to Tenant of Landlord’s determination of the Market Rental Rate (“Rate Notice”). The Extension Option shall be exercisable by Tenant, if at all, only by timely delivery to Landlord of written notice of election at least six (6) months prior to the expiration of the then current Lease Term, but no earlier than nine (9) months prior to the expiration of the then current Lease Term. The option herein granted shall be deemed to be personal to Tenant, and if Tenant subleases any portion of the Premises or otherwise assigns or transfers any interest thereof to another party (other than a Permitted Transfer), such option shall lapse. In the event that Tenant is then in default of any term or condition at the time of its exercise notice beyond any applicable notice, cure or grace period, then there shall be no extension of this Lease as provided herein.

If Tenant desires to continue with the extension, but objects to the Market Rental Rate determined by Landlord, then Tenant must object to the same within said ten (10) business day period. No later than five (5) business days thereafter, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the Market Rental Rate applicable to the Premises. If Landlord and Tenant have not agreed upon the Market Rental Rate applicable to the Premises within five (5) business days after meeting, then Landlord and Tenant shall each appoint a broker not later than forty-five (45) days following Landlord’s delivery of the Rate Notice. If Landlord’s broker and Tenant’s broker have failed to agree upon the Market Rental Rate within sixty (60) days following delivery of the Rate Notice, the two appointed brokers shall appoint a third broker (within five (5) business days following the expiration of said sixty (60) day period), and the Market Rental Rate shall be the arithmetic average of two (2) of the three (3) determinations which are the closest in amount, and the third determination shall be disregarded. If either Landlord or Tenant fails to appoint a broker within the prescribed time period, the failing party shall pay to the other party as liquidated damages $100.00 per day for each day following the deadline that such party fails to appoint a broker, not to exceed a total of $500.00. If the two (2) appointed brokers fail to agree upon a third (3rd) broker, then the parties shall have the local office of the American Arbitration Association appoint the third (3rd) broker and the parties shall share equally in the cost of such arbitration. Each party shall bear the costs of its own broker, and the parties shall share equally the cost of the third broker, if applicable. Each broker shall have at least ten (10) years’ experience in the leasing of similar commercial buildings in the submarket in which the Building is located and shall be a licensed real estate broker.

3.	One-Time Right of Refusal.

(a) Grant of Right of Refusal. Subject to the provisions as hereinafter set forth, Landlord hereby grants to Tenant a one-time right of refusal (“Right of Refusal”) to lease from Landlord space located adjacent to Tenant on the first (1st) floor of the Building (“Refusal Space”).

(b) Third Party Offer; Exercise Notice. During the Lease Term, if Landlord desires to accept an offer from a third party (“Third Party Offer”) to lease the Refusal Space or a portion thereof, Landlord shall first give to Tenant notice that Landlord has received such Third Party Offer and describing the terms and conditions of such Third Party Offer (“Third Party Offer Notice”). Tenant may exercise the Right of Refusal by giving Landlord written notice (“Exercise Notice”) within five (5) business days after delivery to Tenant of the Third Party Offer Notice of Tenant’s desire to lease that portion of the Refusal Space set forth in the Third Party Offer. Hereinafter the term “Refusal Space” shall be and shall mean the Refusal Space or portion thereof set forth in the Third Party Offer.

(c) Expansion Amendment. After receipt of the Exercise Notice, Landlord and Tenant shall enter into an amendment of the Lease (“Expansion Amendment”) acceptable to Landlord and Tenant. Such Expansion Amendment shall provide that from and after the applicable date on which the Refusal Space is leased by Tenant (“Expansion Commencement Date”), the Lease shall be deemed modified as follows.

(i) Base Rent for the Refusal Space shall be as set forth in the Third Party Offer;

(ii) Tenant’s Proportionate Share applicable to the Refusal Space shall be a fraction, the numerator of which shall be the number of rentable square feet in the Refusal Space and the denominator of which shall be the number of rentable square feet in the Building (as both shall be reasonably determined by Landlord);

(iii) Tenant’s lease of the Refusal Space shall be for the term set forth in the Third Party Offer;

(iv) Other applicable terms and conditions of the Third Party Offer shall modify the Lease with respect to Tenant’s lease of the Refusal Space; and

(v) For all purposes under the Lease, other than for the applicable provisions set forth above, the term “Premises” shall be deemed to include the Refusal Space.

Notwithstanding anything contained in this subsection (c) to the contrary, in the event a Third Party Offer is received by Landlord during the first year of the Term and Tenant elects to lease the Refusal Space set forth in the Third Party Offer, then Tenant shall lease the Refusal Spare under all of the same terms and conditions as specified in this Lease.

(d) Subordination. Tenant’s Right of Refusal shall be subordinate to any and all existing rights or interests conferred to other tenants for all or any portion of the Refusal Space, as contained in any lease, or otherwise, in effect on the Effective Date of this Lease, including, without limitation, (i) options or rights regarding renewal, extension or expansion and/or (ii) subleases.

(e) Failure to Exercise. It Tenant does not exercise its Right of Refusal in the time and manner set forth herein, the Right of Refusal shall be deemed terminated and of no further force or effect.

(f) No Default. Tenant may exercise the Right of Refusal, and an exercise thereof shall only be effective, provided that Tenant is not then in default of any term or condition of this Lease beyond any applicable notice, cure or grace period.

(g) Not Transferable. Tenant acknowledges and agrees that the Right of Refusal shall be deemed personal to Tenant and if Tenant subleases, assigns, or otherwise transfers any interests hereunder to any person or entity prior to the exercise of the Right of Refusal, the Right of Refusal shall lapse and be forever waived.

4. Signs. Landlord will permit Tenant to place its signage on the Building outside of the Premises, and Landlord will install Tenant’s signage on the applicable monument sign (on a basis of joint identification with other tenants and occupants). Landlord shall pay for costs attributable to the installation of Tenant’s signage on the monument sign; however, all costs associated with the fabrication, installation, maintenance, removal and replacement of Tenant’s signage (in front of the premises, on the monument, or other signage) shall be the sole responsibility of Tenant. Tenant shall maintain such signage in good condition and repair. Tenant shall remove such signage and repair any damage caused thereby, at its sole cost and expense, upon the expiration or sooner termination of the Lease. The color, content, size and other specifications of any such signage shall be in accordance with the terms and conditions of the Lease, and shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed. Further, Tenant shall ensure that all signage complies with any and all applicable             and building regulations, as well as any and all sign criteria for Stonelake.

EXHIBIT A

Building:	Stonelake 1

Address:	4030 W. Braker Lane, Austin, Texas 78759

EXHIBIT A-1

Premises

Site Plan

EXHIBIT B

Work Letter

The terms used herein shall have the meanings ascribed to them in the Lease, unless otherwise specifically stated herein.

1. Defined Terms.

1.01 Allowance. Landlord shall provide Tenant with an “Allowance” (herein so called) in the amount of Seventeen Thousand Five Hundred Seven and No/100ths Dollars ($17,507.00). Landlord’s standard construction management fee of four percent (4%) of all hard and soft costs shall be deducted from the Allowance. Tenant shall have the right to use any remaining Allowance (after the completion of Landlord’s Work), but none of the Additional Allowance, as defined below, for the purposes of signage, data cabling or moving costs or to offset Base Rent, as determined in the Tenant’s sole discretion; provided, however, no more than fifty percent (50%) of the Allowance may be used to offset Base Rent and all amounts must be offset within six (6) months following the Commencement Date (any amounts in excess of such 50% cap or not so offset shall be forfeited). To the extent that the Allowance is inadequate to cover the cost of Landlord’s Work as set forth in this Work Letter, (and none is being used for a rent credit), Tenant shall have the right to receive from Landlord up to an additional $15,006.00 (i.e., $3.00 per rentable square foot of space within the Premises) (“Additional Allowance”), to be used for the initial tenant finish, design, moving, cabling, telephone/data communications and/or furniture, which Additional Allowance (or so much thereof as is used) shall be amortized over the initial fifty-one months of the Lease with interest thereon at the annual rate of nine percent (9%) and added to the Base Rent. In the event of a monetary default beyond any applicable notice, cure or grace period, the outstanding balance of the Additional Allowance shall become fully liquidated and immediately due and payable.

1.02 Space Plans. Attached hereto as Exhibit B-1.

2. Construction of the Premises. Landlord and Tenant agree that their respective rights and obligations in reference to the construction of the Premises shall be as follows:

2.01 Preparation of Construction Documents.

(a) Landlord shall cause to be prepared detailed architectural, mechanical and engineering plans, including all dimensions and specifications for all work to be performed by Landlord in the Premises, substantially in accordance with the Space Plan (“Plans”).

(b) Tenant shall cooperate as reasonably necessary in connection with the preparation of the Plans, in a complete and timely manner, and without limiting the foregoing, shall provide to Landlord all information as shall be required by Landlord’s engineers to prepare mechanical plans pursuant to Section 2.01 hereof, which information shall include, but not be limited to, the following:

(1)	any special floor-loading conditions which may exceed the structural weight limits of the floor;

(2)	specifications of any heat emanating equipment to be installed by Tenant which may require special air conditioning:

(3)	electrical specifications of any equipment that requires non-standard electrical power outlets; and

(4)	complete specifications of any data-line wiring required, including cable routing, conduit, size, cable type and similar items.

(c) The Plans shall be delivered to Tenant for its review and consideration as soon as reasonably possible. Tenant shall inform Landlord of any required changes as soon as possible, but in no event later than five (5) business days following Tenant’s receipt the Plans. Any change or modification of such Plans shall not be valid or binding unless consented to by Landlord in writing (such consent shall not be unreasonably withheld, conditioned or delayed).

2.02 Landlord’s Work. Landlord shall furnish and install substantially in accordance with the Plans the materials and items described therein, including the Initial Improvements (“Landlord’s Work”). Landlord shall bid Landlord’s Work to a minimum of three (3) Landlord approved contractors. The Plans and Landlord’s Work shall be at Tenant’s sole cost and expense, provided that Tenant shall be entitled to a credit against the cost of the Plans and Landlord’s Work in an amount equal to the Allowance and the Additional Allowance, if any. Unless otherwise specifically stated herein or in the Plans, all materials shall be of Building standard quality and color.

2.03 Cost Estimate. If Landlord determines that the cost of Landlord’s Work will exceed the Allowance and the Additional Allowance, if any, then prior to commencement of Landlord’s Work, Landlord will submit to Tenant a cost estimate for Landlord’s Work (“Cost Estimate”) which Tenant shall approve or reject within five (5) days after receipt thereof. Tenant’s failure to reject the Cost Estimate within said five (5) day period shall be deemed to be an acceptance thereof. If Tenant rejects the Cost Estimate, Tenant shall, together with such rejection, propose such changes to the Plans as will cause the Cost Estimate to be acceptable. If the accepted Cost Estimate exceeds the Allowance and the Additional Allowance, if any, then Tenant shall pay to Landlord the amount of such excess within ten (10) business days after receipt by Tenant of a bill therefor, but in no event later than the Commencement Date.

2.04 Extra Work: Omissions.

(a) Tenant may request substitutions, additional or extra work and/or materials over and above Landlord’s Work (“Extra Work’’) to he performed by Landlord, provided that the Extra Work, in Landlord’s judgment, (1) shall not delay completion of Landlord’s Work or the Commencement Date of the Lease; (2) shall be practicable and consistent with existing physical conditions in the Building and any other plans for the Building which have been filed with the appropriate municipality or other governmental authorities having jurisdiction thereover; (3) shall not impair Landlord’s ability to perform any of Landlord’s obligations hereunder or under the Lease or any other lease of space in the Building; and (4) shall not affect any portion of the Building other than the Premises. All Extra Work shall require the installation of new materials at least comparable to Building standards and any substitution shall be of equal or greater quality than that for which it is substituted.

(b) In the event Tenant requests Landlord to perform Extra Work and if Landlord accedes to such request, then and in that event, prior to commencing such Extra Work, Landlord shall submit to Tenant a written estimate (“Estimate”) for said Extra Work to be performed. Within five (5) days after Landlord’s submission of the Estimate, Tenant shall, in writing, either accept or reject the Estimate. Tenant’s failure either to accept or reject the Estimate within said five (5) day period shall be deemed rejection thereof. In the event that Tenant rejects the Estimate or the Estimate is deemed rejected, Tenant shall within five (5) days after such rejection propose to Landlord such necessary revisions of the Plans so as to enable Landlord to proceed as though no such Extra Work had been requested. Should Tenant fail to submit such proposals regarding necessary revisions of the Plans within said five (5) day period, Landlord, in its sole discretion may proceed to complete Landlord’s Work in accordance with the Plans already submitted, with such variations as in Landlord’s sole discretion may be necessary so as to eliminate the Extra Work.

(c) Tenant may request the omission of an item of Landlord’s Work, provided that such omission shall not delay the completion of Landlord’s Work and Landlord thereafter shall not be obligated to install the same. Credits for items deleted or not installed shall be granted in amounts equal to credits obtainable from subcontractors or materialmen. In no event shall there be any cash credits.

(d) In the event Landlord performs Extra Work hereunder, Tenant shall pay to Landlord, upon acceptance of the Estimate a sum equal to the Estimate to the Extent the Estimate together with the amount set forth in the Cost Estimate exceeds the Allowance and the Additional Allowance, if any.

3. Punch List. When Landlord is of the opinion that Landlord’s Work is complete, then Landlord shall so notify Tenant. Tenant agrees that upon such notification, Tenant promptly (and not later than two (2) business days after the date of Landlord’s said notice) will inspect the Premises and furnish to Landlord a written statement that Landlord’s Work has been completed and are complete as required by the provisions of this Exhibit and the Lease with the exception of certain specified and enumerated items (hereinafter referred to as the “Punch List”). Tenant agrees that at the request of Landlord from time to time thereafter, Tenant will promptly furnish to Landlord revised Punch Lists reflecting any completion of any prior Punch List items.

4. Substantial Completion Data. It is mutually agreed that if the Punch List or any revised Punch List consists only of items which would not materially impair Tenant’s use or occupancy of the Premises, then, in such event, Tenant will acknowledge in writing that Landlord’s Work is complete and accept possession of the Premises (“Substantial Completion Date” or “Date of Substantial Completion”); provided, however, that such acknowledgment of acceptance shall not relieve Landlord of its obligations to promptly complete all such Punch List items. Notwithstanding the foregoing, in no event shall Landlord be obligated to repair latent defects, not originally listed on the Punch List, beyond a period of six (6) months after the Substantial Completion Date. Promptly after the Substantial Completion Date, the parties will execute an instrument in the form attached hereto as Exhibit C, confirming the Substantial Completion Date, the Commencement Date and the Expiration Date.

The Commencement Date shall not be delayed due to any delay in the Substantial Completion Date. If Landlord’s Work is not substantially complete due to any special equipment, fixtures or materials, changes, alterations or additions requested by tenant or the delay or failure of Tenant in supplying information or approving or authorizing any applicable plans, specifications, estimates or other matters, or any other act or omission of Tenant, then there shall be a Tenant Delay. In the event the Substantial Completion Date is delayed due to one or more Tenant Delays (after accounting for any delays resulting from Landlord or Force Majeure), then the Substantial Completion Date shall be modified to be the earlier of the Substantial Completion Date or the date Landlord’s Work would have been complete but for any Tenant Delays.

5. Tenant’s Entry Prior to Commencement Date. Landlord shall permit Tenant or its agents or laborers to enter the Premises at Tenant’s sole risk a minimum of two (2) weeks prior to the Commencement Date in order to perform through Tenant’s own contactors such work as Tenant may desire, at the same time that Landlord’s contractors are working in the Premises. The foregoing license to enter prior to the Commencement Date, however, is conditioned upon Tenant’s labor not interfering with Landlord’s contractors or with any other tenant or its labor. If at any time such entry shall cause disharmony, interference or union disputes of any nature whatsoever, or if Landlord shall, in Landlord’s reasonable judgment, determine that such entry, such work or the continuance thereof shall interfere with, hamper or prevent Landlord from proceeding with the completion of the Building or Landlord’s Work at the earliest possible date, this license may be withdrawn by Landlord immediately upon written notice to Tenant. Such entry shall be deemed to be under and subject to all of the terms, covenants and conditions of the Lease, and Tenant shall comply with all of the provisions of the Lease which are the obligations or covenants of Tenant, including, but not limited to, insurance requirements and indemnification obligations, except that the obligation to pay Rent shall not commence until the Commencement Date. In the event that Tenant’s agents or laborers incur any charges from Landlord, including, but not limited to, charges for use of construction or hoisting equipment on the Building site, such charges shall be deemed an obligation of Tenant and shall be collectible as Rent pursuant to the Lease, and upon default in payment thereof, Landlord shall have the same remedies as for a default in payment of Rent pursuant to the Lease.

6. Landlord’s Entry after Substantial Completion. At any time after the Commencement Date (or the date on which Landlord has turned over possession of any portion of the Premises to Tenant), but upon prior reasonable notice given to Tenant, Landlord may enter the Premises to complete Punch List items, and such entry by Landlord, its agents, servants, employees or contractors for such purpose shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any obligation under this Lease, or impose any liability upon Landlord or its agents. Tenant hereby accepts any and all reasonable disturbances associated with such entry and agrees to fully cooperate with Landlord (and such cooperation shall include, without limitation, moving furniture as necessary). Landlord, however, shall use commercially reasonable efforts not to unreasonably disturb the operation of Tenant’s business from the Premises during any such entry under this Section.

7. Time is of the Essence. Landlord and Tenant mutually acknowledge that Landlord’s construction process in order to complete the Premises requires a coordination of activities and a compliance by Landlord and Tenant without delay of all obligations imposed upon Landlord and Tenant pursuant to this exhibit and that time is of the essence in the performance of Landlord’s and Tenant’s obligations hereunder and Landlord’s and Tenant’s compliance with the terms and provisions or this exhibit.

8. Provisions Subject to Lease. The provisions of this exhibit are specifically subject to the provisions of the Lease.

[Remainder of Page Intentionally Left Blank]

EXHIBIT B-1

(Plans)

EXHIBIT C

CONFIRMATION OF LEASE TERMS AND DATES

Re:	Commercial Industrial Lease (the “Lease”) dated May 18, 2012, between PRINCIPAL LIFE INSURANCE COMPANY, AN IOWA CORPORATION, LANDLORD, AND EVERSPIN TECHNOLOGIES, INC., A DELAWARE CORPORATION, TENANT, for the premises located at 4030 West Braker Lane, Suite 100, in Austin, Travis County, Texas, 78759 (“Premises”)

The undersigned, as Tenant, hereby confirms as of this             day of             , 20    , the following:

1.	The Substantial Completion Date is .

2.	The Commencement Date is .

3.	The Expiration Date is .

4.	The schedule of Base Rent is:

Months		Base Rent PSF/Mo.	Monthly Rent
	-	$0.85	$0.00	*
	-	$0.85	$4,251.70
	-	$0.90	$4,501.80
	-	$0.95	$4,751.90
	-	$1.00	$5,002.00

*	See Basic Lease Terms of the Lease.

5. All alterations and Improvements required to be performed by Landlord pursuant to the terms of the Lease to prepare the entire Premises for Tenant’s initial occupancy have been satisfactorily completed. As of the date hereof, Landlord has fulfilled all of its obligations under the Lease. The Lease is in full force and effect and has not been modified, altered, or amended. Landlord is not in default and there are no offsets or credits against Rent or other amounts owed by Tenant to Landlord.

TENANT:
EVERSPIN TECHNOLOGIES, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT D

Building Rules and Regulations

The following rules and regulations shall apply to the Premises, the Building, the Land and the appurtenances thereto. To the extent of any conflicts between any such rules and regulations and the provisions of this Lease, the provisions of this Lease shall control.

1.	Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2.	Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweeping, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant, and Landlord will not in any case be responsible therefor.

3.	No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

4.	Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of stairways, or movement through the Building entrances or lobby shall be conducted under Landlord’s supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant from the time of entering the property to completion of work and Landlord will not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from, any act in connection with such service performed for a tenant.

5.	Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

6.	Nothing shall be swept or thrown into the corridors, halls, or stairways. No birds, pets or animals shall be brought into or kept in, on or about any tenant’s Premises. No portion of any tenant’s Premises or the Building shall at any time be used or occupied as sleeping or lodging quarters.

7.	Tenant shall be responsible for any janitorial expenses and for the contracting of any such janitorial work.

8.	Tenant shall not make or permit any improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them. Smoking of cigarettes, cigars, and all tobacco products is prohibited on the Land and in the Building or Premises.

9.	No machinery of any kind (other than normal office equipment) shall be operated by any tenant in the Premises without Landlord’s prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance.

10.	Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s Premises or public or common areas or Parking Areas.

11.	All tenants will refer all contractors, contractor’s representatives and installation technicians to Landlord for Landlord’s supervision, approval and control before the performance of any contractual services. This provision will apply to all work performed in the Building including but not limited to installations of telephones, telegraph equipment, electrical devices and attachments, doors, entrance ways, and any and all installations of every nature affecting floors, walls, woodwork, trim, window, ceilings, equipment and any other physical portion of the Building.

12.	Should a tenant require telegraphic, telephonic, enunciator or other communication service, Landlord will direct the electrician where and how wires are to be introduced and placed and none will be introduced or placed except as Landlord will direct. Electric current will not be used for power or heating without Landlord’s prior written permission.

13.	No vehicles(s) will be left in the Parking Areas for more than a forty-eight (48) hour period without the Landlord’s prior written consent. No outside storage is permitted.

14.	Tenant shall give immediate notice to Landlord in case of any known emergency at the Premises, Building, or Land.

15.	Tenant shall keep door to unattended areas locked and shall otherwise exercise reasonable precautions to protect its property from theft, loss or damage. Landlord shall not be responsible for the theft, loss or damage of any property or for any error with regard to the exclusion from or admission to the Premises or the Building of any person. In case of invasion, mob, riot or public excitement, Landlord reserves the right to prevent access to the Premises or the Building during the continuance of same by closing the doors or taking other measures for the safety of the tenants and protection of the Premises or the Building and property or persons therewith.

16.	All keys shall be returned to Landlord upon termination of this Lease and Tenant shall give to Landlord the explanations of the combinations of all safes, vaults and combination locks remaining with the Premises. Landlord may at all times keep a pass key to the Premises. All entrance doors to the Premises shall be left closed at all times and left locked when the Premises are not in use.

17.	Tenant shall not place, install or operate on the Premises or in any part of the Building, any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics, or any inflammable, explosive, or hazardous materials without written consent of Landlord.

18.	Landlord reserves the right to rescind any of these Rules and Regulations and to make such other further Rules and Regulations as in its judgment will from time to time be needful for the safety, protection, care and cleanliness of the Premises, Building, and the Land the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees, licensees and invitees, which Rules and Regulations, when made and written notice thereof if given to a tenant, will be binding upon it in like manner as if originally set forth herein.

19.	Tenant shall cooperate with Landlord in any programs in which Landlord may elect to participate relating to the Building’s (i) energy efficiency, management, and conservation; (ii) water conservation and management; (iii) environmental standards and efficiency; (iv) recycling and reduction programs; and/or (v) safety, which participation may include, without limitation, the Leadership in Energy and Environmental Design (LEED) program and related Green Building Rating System promoted by the U.S. Green Building Council, as well as the Energy Star program promoted by the U.S. Environmental Protection Agency and the U.S. Department of Energy.

EXHIBIT E

[Sign and Lettering]

To be delivered by Landlord to Tenant, and as may be updated from time to time, upon prior written notice to Tenant.

EXHIBIT F

HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease agreement with you as tenant. After a lease agreement is signed by you and the Landlord (the “Lease Agreement”), on an annual basis in accordance with the provisions of the signed Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. The information contained in the initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease Agreement. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:	PRINCIPAL LIFE INSURANCE COMPANY

801 Grand Ave.

Des Moines, Iowa 50392-1370

Attn: Central States Equities Team

Name of (Prospective) Tenant: EverSpin Technologies, Inc.

Mailing Address: 4030 West Braker Lane, Suite 100, Austin, Texas 78759

Contact Person, Title and Telephone Number(s): Bob Schuch, Dir. of Finance, 480-347-1113

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s): Bob Schuch, Dir. of Finance, 480-347-1113

Address of (Prospective) Premises: 4030 West Braker Lane, Suite 100, Austin, Texas 78759

Length of (Prospective) initial Term: Fifty-one (51) full calendar months and any partial month.

1.	GENERAL INFORMATION:

Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.

2.	USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

2.1	Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Premises

(excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws)? Existing tenants should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

Wastes	Yes, indicate amounts stored below	No
Chemical Products	Yes, indicate amounts stored below	No
Other	Yes, indicate amounts stored below	No

If Yes is marked, please explain and indicate amounts of each item  stored:

2.2	If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage; and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.

3.	STORAGE TANKS AND SUMPS

3.1	Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing tenants should describe any such actual or proposed activities.

Yes	No

If yes, please explain

4.	WASTE MANAGEMENT

4.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.

Yes	No

4.2	Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing tenants should describe any new reports filed.

Yes	No

If yes, attach a copy of the most recent report filed.

5.	WASTEWATER TREATMENT AND DISCHARGE

5.1	Will your company discharge wastewater or other wastes to:

no	storm drain?	no	sewer?
no	surface water?	no	no wastewater or other wastes discharged.

Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

5.2	Will any such wastewater or waste he treated before discharge?

Yes	No/n/a

if yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted.

6.	AIR DISCHARGES

6.1	Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored?

Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes	No

If yes, please describe:

6.2	Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing tenants should specify any such equipment being operated in, on or about the Premises.

no	Spray booth(s)	no	Incinerators
no	Dip tank(s)	no	Other (Please describe)
no	Drying oven(s)	no	No Equipment Requiring Air Permits

If yes, please describe:

7.	HAZARDOUS MATERIALS DISCLOSURES

7.1	Has your company prepared or will be required to prepare a Hazardous Materials management plan (“Management Plan”‘ pursuant to Fire Department or other governmental or regulatory agencies’ requirements? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes	No

If yes, attach a copy of the Management Plan. Existing tenants should attach a copy of any required updates to the Management Plan.

8.	ENFORCEMENT ACTIONS AND COMPLAINTS

8.1	With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations of similar nature to the space in question? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have can received.

Yes	No

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Exiting tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of the signed Lease Agreement.

8.2	Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes	No

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Landlord. Existing tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of the signed Lease Agreement.

8.3	Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns? Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises.

Yes	No

If yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement.

9.	PERMITS AND LICENSES

9.1	Attach copies of all Hazardous Materials permits and licenses including a Transporter Permit number issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

The undersigned hereby acknowledges and agrees that (A) this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease Agreement and will be attached thereto as an exhibit; (B) that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of the Lease Agreement; and (C) that Tenant shall have and retain full and complete responsibility and liability with respect to any of the Hazardous Materials disclosed in the HazMat Certificate notwithstanding Landlord’s/Tenant’s receipt and/or approval of such certificate. Tenant further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Tenant from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous materials, including, without limitation, Tenant’s indemnification of the Indemnified Parties and compliance with all Environmental Laws, or (b) imposing upon Landlord, directly or indirectly, any duty or liability with respect to any such Hazardous Materials, including, without limitation, any duty on Landlord to investigate or otherwise verify the accuracy of the representations and statements made therein or to ensure that Tenant is in compliance with all Environmental Laws; (i) the delivery of such certificate to Landlord and/or Landlord’s acceptance of such certificate, (ii) Landlord’s review and approval of such certificate, (iii) Landlord’s failure to obtain such certificate from Tenant at any time, or (iv) landlord’s actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Premises by Tenant or Tenant’s Representatives. This should not he interpreted as a relief of Tenant’s responsibility to follow Environmental Laws and best practices so as not to impart the Premises, the Building or the Land by the use of the disclosed materials. Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the Term, and any renewals thereof, of the Lease Agreement.

I (print name) Bob Schuch, acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct to the best of my actual knowledge.

(PROSPECTIVE) TENANT:

EVERSPIN TECHNOLOGIES, INC.

a Delaware corporation

By:	/s/ Bob Schuch
Title:	Director of Finance
Date:	5/21/2012